EXHIBIT 10.1

_______________________________________________________________

LOAN AGREEMENT

Dated as of May 5, 2005

Among

LASALLE BANK NATIONAL ASSOCIATION, SUCCESSOR TRUSTEE TO AMERICAN NATIONAL BANK

AND TRUST COMPANY OF CHICAGO,

a national banking association, not personally but solely as trustee under trust agreement dated July 26, 1977 and known as Trust No. 40935,

And

LASALLE BANK NATIONAL ASSOCIATION, SUCCESSOR TRUSTEE TO AMERICAN NATIONAL BANK

AND TRUST COMPANY OF CHICAGO,

a national banking association, as successor trustee to First Bank, N.A., as successor trustee to National Boulevard Bank of Chicago, not personally but solely as trustee under trust agreement dated September 27, 1976 and known as Trust No. 5602,

And

CONTINENTAL TOWERS ASSOCIATES–I, L.P.,

Collectively, as Borrower

And

SUNAMERICA LIFE INSURANCE COMPANY,

as Lender

_________________________________________________________________

Page

1.	DEFINITIONS; PRINCIPLES OF CONSTRUCTION	1
1.1	Specific Definitions	1
1.2	Index of Other Definitions	11
1.3	Principles of Construction	12
2.	GENERAL LOAN TERMS	13
2.1	The Loan	13
2.2	Interest; Monthly Payments	13
2.3	Loan Repayment	14
2.4	Release of Property	15
2.5	Payments and Computations	15
2.6	Interest Rate Protection Agreements	16
2.7	Fees; Prepayment Premium	17
2.8	Extensions and Conversions	18
3.	CASH MANAGEMENT AND RESERVES	21
3.1	Cash Management Arrangements	21
3.2	Required Repairs	21
3.3	Taxes and Insurance	22
3.4	Leasing Reserves	23
3.5	Operating Expense Subaccount	23
3.6	Casualty/Condemnation Subaccount	24
3.7	Security Deposits	24
3.8	Cash Collateral Subaccount	24
3.9	Grant of Security Interest; Application of Funds	24
3.10	Property Cash Flow Allocation	25
4.	REPRESENTATIONS AND WARRANTIES	26
4.1	Organization; Special Purpose	26
4.2	Proceedings; Enforceability	26
4.3	No Conflicts	26
4.4	Litigation	26
4.5	Agreements	27
4.6	Title	27
4.7	No Bankruptcy Filing	28
4.8	Full and Accurate Disclosure	28
4.9	Tax Filings	28
4.10	No Plan Assets	28
4.11	Compliance	29
4.12	Contracts	29
4.13	Federal Reserve Regulations; Investment Company Act	29
4.14	Easements; Utilities and Public Access	29
4.15	Physical Condition	30
4.16	Leases	30
4.17	Fraudulent Transfer	30
4.18	Ownership of Borrower	31
4.19	Purchase Options	31
4.20	Management Agreement	31

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(continued)

Page

4.21	Hazardous Substances	31
4.22	Name; Principal Place of Business	32
4.23	Other Debt	32
5.	COVENANTS	32
5.1	Existence	32
5.2	Taxes and Other Charges	32
5.3	Access to Property	33
5.4	Repairs; Maintenance and Compliance; Alterations	33
5.5	Performance of Other Agreements	34
5.6	Cooperate in Legal Proceedings	34
5.7	Further Assurances	34
5.8	Environmental Matters	34
5.9	Title to the Property	36
5.10	Leases	36
5.11	Estoppel Statement	38
5.12	Property Management	38
5.13	Special Purpose Bankruptcy Remote Entity	39
5.14	Reserved	39
5.15	Change in Business or Operation of Property	39
5.16	Debt Cancellation	39
5.17	Affiliate Transactions	40
5.18	Zoning	40
5.19	No Joint Assessment	40
5.20	Principal Place of Business	40
5.21	Change of Name, Identity or Structure	40
5.22	Indebtedness	40
5.23	Licenses	40
5.24	Compliance with Restrictive Covenants, Etc	40
5.25	ERISA	41
5.26	Prohibited Transfers	41
5.27	Liens	43
5.28	Dissolution	44
5.29	Expenses	44
5.30	Indemnity	44
5.31	Patriot Act Compliance	45
6.	NOTICES AND REPORTING	46
6.1	Notices	46
6.2	Borrower Notices and Deliveries	47
6.3	Financial Reporting	47
7.	INSURANCE; CASUALTY; AND CONDEMNATION	49
7.1	Insurance	49
7.2	Casualty	50
7.3	Condemnation	51
7.4	Application of Proceeds or Award	52
8.	DEFAULTS	53

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(continued)

Page

8.1	Events of Default	3
8.2	Remedies	55
9.	SPECIAL PROVISIONS	56
9.1	Sale of Note and Secondary Market Transaction	56
10.	MISCELLANEOUS	57
10.1	Exculpation	57
10.2	Borrower’s Recourse Liabilities	58
10.3	Springing Recourse Event	59
10.4	Brokers and Financial Advisors	60
10.5	Retention of Servicer	60
10.6	Survival	60
10.7	Lender’s Discretion	61
10.8	Governing Law	61
10.9	Modification, Waiver in Writing	62
10.10	Trial by Jury	62
10.11	Headings/Exhibits	62
10.12	Severability	63
10.13	Preferences	63
10.14	Waiver of Notice	63
10.15	Remedies of Borrower	63
10.16	Prior Agreements	63
10.17	Offsets, Counterclaims and Defenses	63
10.18	Publicity	64
10.19	No Usury	64
10.20	Conflict; Construction of Documents	64
10.21	No Third Party Beneficiaries	65
10.22	Prepayment Premium	65
10.23	Assignment	65
10.24	Certain Additional Rights of Lender	65
10.25	Set-Off	66
10.26	Counterparts	67

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LOAN AGREEMENT

LOAN AGREEMENT dated as of May 5, 2005 (as the same may be modified, supplemented, amended or otherwise changed, this “Agreement”) among LASALLE BANK NATIONAL ASSOCIATION, SUCCESSOR TRUSTEE TO AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, a national banking association, not personally but solely as trustee under trust agreement dated July 26, 1977 and known as Trust No. 40935 and LASALLE BANK NATIONAL ASSOCIATION, SUCCESSOR TRUSTEE TO AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, a national banking association, as successor trustee to First Bank, N.A., as successor trustee to National Boulevard Bank of Chicago, not personally but solely as trustee under trust agreement dated September 27, 1976 and known as Trust No. 5602 (collectively, the “Fee Holder”) and CONTINENTAL TOWERS ASSOCIATES-I, L.P., an Illinois limited partnership (the “Beneficial Interest Holder” the Fee Holder and the Beneficial Interest Holder are collectively together with their respective permitted successors and assigns referred to herein as “Borrower”), and SUNAMERICA LIFE INSURANCE COMPANY, an Arizona corporation (together with its successors and assigns, “Lender”).

1.	DEFINITIONS; PRINCIPLES OF CONSTRUCTION
	1.1	Specific Definitions. The following terms have the meanings set forth below:

Affiliate: as to any Person, any other Person that, directly or indirectly, is in Control of, is Controlled by or is under common Control with such Person or is a director or officer of such Person or of an Affiliate of such Person.

Approved Capital Expenses: Capital Expenses incurred by Borrower, provided that during a Cash Management Period, such Capital Expenses shall either be (i) included in the Approved Capital Budget for the current calendar month or (ii) approved by Lender, which approval shall not be unreasonably withheld.

Approved Leasing Expenses: actual out-of-pocket expenses incurred by Borrower and payable in leasing space at the Property pursuant to Leases entered into in accordance with the Loan Documents, including brokerage commissions and tenant improvements, which expenses (i) are (A) specifically approved by Lender in connection with approving the applicable Lease, (B) incurred in the ordinary course of business and on market terms and conditions in connection with Leases, or (C) otherwise approved by Lender, which approval shall not be unreasonably withheld, and (ii) are substantiated by executed Lease documents and brokerage agreements.

Approved Major Lease Leasing Expenses: actual out-of-pocket expenses incurred by Borrower and payable in re-leasing space demised under a Major Lease at the Property pursuant to replacement Leases entered into in accordance with the Loan Documents, including brokerage commissions and tenant improvements, which expenses (i) are (A) specifically approved by Lender in connection with approving the applicable Lease, or (B) otherwise approved by Lender, which approval shall not be unreasonably withheld, and (ii) are substantiated by executed Lease documents and brokerage agreements.

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Approved Operating Expenses: during a Cash Management Period, operating expenses incurred by Borrower which (i) are included in the Approved Operating Budget for the current calendar month, (ii) are for real estate taxes, insurance premiums, electric, gas, oil, water, sewer or other utility service to the Property or (iii) have been approved by Lender, which approval shall not be unreasonably withheld.

Available Cash: as of each Payment Date during the continuance of Cash Management Period, the amount of Rents, if any, remaining in the Deposit Account or the Cash Collateral Subaccount after the application of all of the payments required under clauses (i) through (vii) of Section 3.11(a).

Beneficial Interest Holder: shall mean Continental Towers Associates-I, L.P., an Illinois limited partnership, and the 100% beneficial interest holder in the land trusts of which the Fee Holder is the trustee.

Business Day: any day other than a Saturday, Sunday or any day on which commercial banks in New York, New York are authorized or required to close.

Calculation Date: the last day of each calendar quarter during the Term.

Capital Expenses: expenses that are capital in nature or required under GAAP to be capitalized.

Cash Collateral Subaccount: as defined in Section 3.1.

Cash Management Period: shall commence upon Lender giving written notice to the Clearing Bank of the occurrence of any of the following: (i) the Stated Maturity Date, (ii) an Event of Default, or (iii) if, as of any Calculation Date, the Debt Service Coverage Ratio is less than 1.20:1 (a “DSCR Cash Management Period”); and shall end upon Lender giving the Clearing Bank written notice of the termination of such Cash Management Period, which termination notice the Lender shall only be required to give if (1) the Loan and all other obligations under the Loan Documents have been repaid in full or (2) the Stated Maturity Date has not occurred and (A) with respect for the matters described in clause (ii) above, such Event of Default has been cured or waived by Lender and no other Event of Default has occurred and is continuing or (B) with respect to the matter described in clause (iii) above, Lender has determined that the Property has achieved a Debt Service Coverage Ratio of at least 1.20:1 for two (2) consecutive Calculation Dates.

Clearing Bank: LaSalle Bank National Association, or such other Eligible Institution selected by Borrower and reasonably acceptable to Lender.

Code: the Internal Revenue Code of 1986, as amended and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

Control: with respect to any Person, either (i) ownership directly or indirectly, individually or through immediate family members or estate planning trusts controlled by such Person, of 51% or more of all equity interests in such Person or (ii) the possession, directly or

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indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership of voting securities, by contract or otherwise.

Conversion Date: shall have the meaning ascribed to such term in Section 2.8.2.

Debt: the unpaid Principal, all interest accrued and unpaid thereon, Prepayment Premium and all other sums due to Lender in respect of the Loan or under any Loan Document.

Debt Service: (i) with respect to any period prior to a Fixed Rate Period, if any, the scheduled interest payments due under the Note and on all other indebtedness secured, or to be secured, by a lien on all or any part of the Property (other than the second mortgage lien held by Prime Group Realty, L.P.) in such period, and (ii) during a Fixed Rate Period, Scheduled Principal and interest payments due under the Note in such period.

Debt Service Coverage Ratio: as of any date, the ratio, as reasonably determined by Lender as of the end of each calendar quarter or for the 12 month period ending with the most recently completed calendar month, as applicable, of (i) Net Operating Income for the Property for the preceding twelve (12) calendar months, to (ii) Debt Service with respect to such period.

Default: the occurrence of any event under any Loan Document which, with the giving of notice or passage of time, or both, would be an Event of Default.

Default Rate: a rate per annum equal to the greater of (i) 14% per annum, or (ii) 5% above the prime rate published in the Wall Street Journal, compounded monthly, provided such rate is permitted under applicable law, otherwise the maximum rate permitted under applicable law.

Deposit Bank: National Bank of Michigan, or such other Eligible Institution selected by Borrower and reasonably acceptable to Lender.

Eligible Account: a separate and identifiable account from all other funds held by the holding institution that is either (i) an account or accounts (A) maintained with a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution or (B) as to which Lender has received a Rating Comfort Letter from each of the applicable Rating Agencies with respect to holding funds in such account, or (ii) a segregated trust account or accounts maintained with the corporate trust department of a federal depository institution or state chartered depository institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations §9.10(b), having in either case corporate trust powers, acting in its fiduciary capacity, and a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal and state authorities. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

Eligible Institution: a depository institution insured by the Federal Deposit Insurance Corporation the short term unsecured debt obligations or commercial paper of which are rated at least A-1 by S&P, P-1 by Moody’s and F-1+ by Fitch, in the case of accounts in which funds are held for thirty (30) days or less or, in the case of Letters of Credit or accounts in

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which funds are held for more than thirty (30) days, the long term unsecured debt obligations of which are rated at least “AA” by Fitch and S&P and “Aa2” by Moody’s.

ERISA: the Employment Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

ERISA Affiliate: all members of a controlled group of corporations and all trades and business (whether or not incorporated) under common control and all other entities which, together with Borrower, are treated as a single employer under any or all of Section 414(b), (c), (m) or (o) of the Code.

Fee Holder: collectively, LaSalle Bank, National Association, as successor to American National Bank And Trust Company Of Chicago, a national banking association, not personally but solely as trustee under trust agreement dated July 26, 1977 and known as Trust No. 40935 and LaSalle Bank National Association, as successor to American National Bank And Trust Company Of Chicago, a national banking association, as successor trustee to First Bank, N.A., as successor trustee to National Boulevard Bank of Chicago, not personally but solely as trustee under trust agreement dated September 27, 1976 and known as Trust No. 5602.

Fixed Rate Conversion Option: shall mean the option of the Borrower to convert the Loan to a fixed rate of interest pursuant to, and in accordance with the terms of Section 2.8.2.

Fixed Rate Period: the period during the Term commencing on the Conversion Date until the Stated Maturity Date.

First Extended Maturity Date: shall have the meaning given such term set forth in Section 2.8.1.

Floating Rate Extension Terms: the period from the Maturity Date to the First Extended Maturity Date or the Second Extended Maturity Date, as applicable.

GAAP: generally accepted accounting principles in the United States of America as of the date of the applicable financial report.

General Partner: CTA Partner, L.L.C., a Delaware limited liability company.

Governmental Authority: any court, board, agency, commission, office or authority of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) now or hereafter in existence.

Guarantor: Prime Group Realty, L.P., a Delaware limited partnership.

Interest Period: (i) the period from the date hereof through the end of the current calendar month and (ii) each period thereafter from the first day of each calendar month through the last day of such calendar month; except that the Interest Period, if any, that would otherwise commence before and end after the Maturity Date shall end on the Maturity Date. Notwithstanding the foregoing, if Lender exercises its right to change the Payment Date to a New Payment Date in accordance with Section 2.2.5, then from and after such election, each Interest Period shall be the period from the New Payment Date in each calendar month through

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the day in the next succeeding calendar month immediately preceding the New Payment Date in such calendar month.

Interest Rate: for any Interest Period, the Spread plus LIBOR for such Interest Period (or, when applicable pursuant to this Agreement or any other Loan Document, the Default Rate).

Leases: all leases and other agreements or arrangements heretofore or hereafter entered into affecting the use, enjoyment or occupancy of, or the conduct of any activity upon or in, the Property or the Improvements, including any guarantees, extensions, renewals, modifications or amendments thereof and all additional remainders, reversions and other rights and estates appurtenant thereunder.

Lease Termination Payments: (i) all fees, penalties, commissions or other payments made to Borrower in connection with or relating to the rejection, buy-out, termination, surrender or cancellation of any Lease (including in connection with any bankruptcy proceeding), (ii) any security deposits or proceeds of letters of credit held by Borrower in lieu of cash security deposits, which Borrower is permitted to retain pursuant to the applicable provisions of any Lease and (iii) any payments made to Borrower relating to unamortized tenant improvements and leasing commissions under any Lease.

Legal Requirements: statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting Borrower, any Loan Document or all or part of the Property or the construction, ownership, use, alteration or operation thereof, whether now or hereafter enacted and in force, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instrument, either of record or known to Borrower, at any time in force affecting all or part of the Property.

LIBOR: with respect to any Interest Period, a floating interest rate per annum (rounded upwards to the next 1/16 of 1%) equal to the rate for U.S. dollar deposits with 30-day maturities which appears on Telerate Page 3750 as of 11:00 am, London time on the related Determination Date; provided, however, that if such rate does not appear on Telerate Page 3750, “LIBOR” shall mean a rate per annum equal to the rate at which U.S. dollar deposits in an amount approximately equal to the Loan, and with 30-day maturities, are offered in immediately available funds in the London Interbank Market to the London office of National Westminster Bank, Plc by leading banks in the Eurodollar market at 11:00 a.m., London time. “Telerate Page 3750” means the display designated as “Page 3750” on the Associated Press-Dow Jones Telerate Service (or such other page as may replace Page 3750 on the Associated Press-Dow Jones Telerate Service or such other service as may be nominated by the British Bankers’ Association as the information vendor for the purpose of displaying British Banker’s Association interest settlement rates for U.S. Dollar deposits). Any LIBOR determined on the basis of the rate displayed on Telerate Page 3750 in accordance with the provisions hereof shall be subject to corrections, if any, made in such rate and displayed by the Associated Press-Dow Jones Telerate Service within one (1) hour of the time when such rate is first displayed by such Service. For purposes hereof, (i) “Determination Date” shall mean, with respect to any Interest Period, the date which is two Eurodollar Business Days prior to the commencement of such Interest Period; and (ii) “Eurodollar Business Day” shall mean any day other than a Saturday, Sunday or other

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day on which banks in the City of London, England are closed for interbank or foreign exchange transactions. The initial LIBOR Rate shall be determined on or immediately prior to the Closing Date for the period of time from the date of the funding of the Loan to and including May 31, 2005, which shall constitute an Interest Period for the purposes hereof.

Lien: any mortgage, deed of trust, lien (statutory or otherwise), pledge, hypothecation, easement, restrictive covenant, preference, assignment, security interest or any other encumbrance, charge or transfer of, or any agreement to enter into or create any of the foregoing, on or affecting all or any part of the Property or any interest therein, or any direct interest in Borrower, or any direct general partnership interest in the Beneficial Interest Holder, including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic’s, materialmen’s and other similar liens and encumbrances.

Loan Documents: this Agreement and all other documents, agreements and instruments now or hereafter evidencing, securing or delivered to Lender in connection with the Loan, including the following, each of which is dated as of the date hereof: (i) the Promissory Note made by Borrower to Lender in the aggregate principal amount equal to the Loan (the “Note”), (ii) the Mortgage, Assignment of Leases and Rents and Security Agreement made by Borrower (or the Deed of Trust, Assignment of Leases and Rents and Security Agreement made by Borrower to a trustee, as the case may be) in favor of Lender which covers the Property (the “Mortgage”), (iii) Assignment of Leases and Rents from Borrower to Lender, (iv) Assignment of Agreements, Licenses, Permits and Contracts from Borrower to Lender, (v) the Clearing Account Agreement among the Borrower, Lender, Manager and the Clearing Bank (the “Clearing Account Agreement”), (vi) the Deposit Account Agreement among Lender and the Deposit Bank (the “Deposit Account Agreement”) and (vi) the Guaranty of Recourse Obligations made by Guarantor; as each of the foregoing may be (and each of the foregoing defined terms shall refer to such documents as they may be) amended, restated, replaced, severed, split, supplemented or otherwise modified from time to time (including pursuant to Section 9.1.8).

Loan-to-Value Ratio: the ratio, as determined by Lender, of the aggregate principal balance of the Note and all other indebtedness secured by liens or encumbrances against the Property (other than the second priority mortgage held by Prime Group Realty, L.P.) to the fair market value of the Property, as such fair market value is determined by Lender based on an M.A.I. appraisal satisfactory to Lender, in its reasonable discretion (the “Appraisal”); upon Lender’s request, Borrower shall deliver the appraisal to Lender at Borrower’s sole cost and expense.

Major Lease: Each of the existing Leases with the following tenants: Argent, Fifth Third Bank and AON, and any other Lease or Leases which, either individually or in the aggregate with respect to the same tenant and its Affiliates, covers 20,000 or more rentable square feet of the Improvements.

Major Tenant: Any tenant under a Major Lease.

Major Tenant Insolvency Proceeding: (A) the admission in writing by any Major Tenant of its inability to pay its debts generally, or the making of a general assignment for

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the benefit of creditors, or the instituting by any Major Tenant of any proceeding seeking to adjudicate it insolvent or seeking a liquidation or dissolution, or the taking advantage by any Major Tenant of any Insolvency Law (as hereinafter defined), or the commencement by any Major Tenant of a case or other proceeding naming it as debtor under any Insolvency Law or the instituting of a case or other proceeding against or with respect to any Major Tenant under any Insolvency Law or (B) the instituting of any proceeding against or with respect to any Major Tenant seeking liquidation of its assets or the appointment of (or if any Major Tenant shall consent to or acquiesce in the appointment of) a receiver, liquidator, conservator, trustee or similar official in respect of it or the whole or any substantial part of its properties or assets or the taking of any corporate, partnership or limited liability company action in furtherance of any of the foregoing. As used herein, the term “Insolvency Law” shall mean Title 11 of the United States Code (11 U.S.C. §§ 101 et seq.) as the same has been or may be amended or superseded from time to time, or any other applicable domestic or foreign liquidation, conservatorship, bankruptcy, receivership, insolvency, reorganization, or any similar debtor relief laws affecting the rights, remedies, powers, privileges and benefits of creditors generally.

Management Agreement: that certain Management Agreement dated as of December 31, 2001 between Manager and Beneficial Interest Holder, together with the Consent and Subordination of Manager dated of even date herewith (the “Subordination of Manager”), pursuant to which Manager is to manage the Property, as same may not be amended, replaced, supplemented or otherwise modified without Lender’s prior consent, which consent shall not be unreasonably withheld, in accordance with Section 5.12.

Manager: Prime Group Management, L.L.C., a Delaware limited liability company, or any successor, assignee or replacement manager appointed by Borrower in accordance with Section 5.12.

Material Alteration: any alteration affecting structural elements of the Property the cost of which exceeds $750,000 provided, however, that in no event shall (i) any Required Repairs, (ii) any tenant improvement work performed pursuant to any Lease existing on the date hereof or entered into hereafter in accordance with the provisions of this Agreement, or (iii) alterations performed as part of a Restoration, constitute a Material Alteration.

Maturity Date: the date on which the final payment of principal of the Note becomes due and payable as therein provided, whether at the Stated Maturity Date, by declaration of acceleration, by extension or otherwise.

Minor Lease: any Lease that is not a Major Lease.

Net Operating Income: For any period, the gross income from operations of the Property (excluding loans or contributions to capital), including rentals (based on a lease-in-place analysis which reflects the then current leases in place, including signed leases from new tenants who may not be in occupancy or paying rent at the time, provided such tenants are obligated to commence to pay rent within 9 months from the date of such calculation and the Lease term is at least three (3) years, provided the gross revenue credited for these Leases shall be based on the average rent paid from the date of determination through the expiration date of the Tenant’s Lease), service fees, and charges, and excluding straight line rental and amortization of lease liabilities, less operating expenses of the Property (such as cleaning, utilities,

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administrative, landscaping, security, maintenance, repair, and management expenses, and reserves for replacements) as of the date of such calculation made as of the end of each calendar quarter for the period in question, which unless stated shall be for the trailing 12 months, adjusted so that (i) four (4) percent of gross revenue is allocated to management fees, (ii) $0.25 psf is allocated for a capital reserve, (iii) prepaid rents and other prepaid payments received are to be spread out over the periods during which such rents or payments are earned or applicable, (iv) security deposits shall not be included as items of income until duly applied or earned, and (v) any refunds or rebates to operating expenses are to be applied and credited against the applicable operating expenses for the period that such operating expenses were incurred, less fixed expenses (such as insurance premiums and real estate taxes or assessments provided payments of the same are spread out over the period during which they accrued and shall be adjusted for any known future changes thereto), but excluding all expenses for capital improvements and replacements, debt service under the Loan, depreciation and amortization, bad debt expenses related to Leases no longer in place, and other similar non-cash items. Net Operating Income shall be calculated on an accrual basis of accounting.

Officer’s Certificate: a certificate delivered to Lender by Borrower which is signed by an officer (“Officer”) in the Guarantor or by the administrative member of the General Partner in the Beneficial Interest Holder.

Other Charges: all ground rents, maintenance charges, impositions other than Taxes, and any other charges, including vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Property, now or hereafter levied or assessed or imposed against the Property or any part thereof.

Payment Date: the 1st day of each calendar month or, upon Lender’s exercise of its right to change the Payment Date in accordance with Section 2.2.5, the New Payment Date (in either case, if such day is not a Business Day, the Payment Date shall be the first Business Day thereafter). The first Payment Date hereunder shall be July 1, 2005.

Permitted Encumbrances: (i) the Liens created by the Loan Documents, (ii) all Liens and other matters disclosed in the Title Insurance Policy, (iii) Liens, if any, for Taxes or Other Charges not yet due and payable and not delinquent, (iv) any workers’, mechanics’ or other similar Liens on the Property provided that any such Lien is bonded or discharged within 30 days after Borrower first receives notice of such Lien or contested in accordance with the terms of Section 5.2, and (v) such other title and survey exceptions as Lender approves in writing in Lender’s reasonable discretion.

Permitted Transfers: (i) a Lease entered into in accordance with the Loan Documents, (ii) a Permitted Encumbrance or (iii) the transfers permitted under Section 5.26.

Person: any individual, corporation, partnership, limited liability company, joint venture, estate, trust, unincorporated association, any other person or entity, and any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

Plan: (i) an employee benefit or other plan established or maintained by Borrower or any ERISA Affiliate or to which Borrower or any ERISA Affiliate makes or is

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obligated to make contributions and (ii) which is subject to Title IV of ERISA or Section 302 of ERISA or Section 412 of the Code.

Prepayment Premium: (i) with respect to any repayment or prepayment of Principal, whether voluntary or involuntary, (or acceleration of the Loan) after the date hereof through and including October 31, 2005, an amount equal to one percent (1%) of the amount of Principal being repaid or prepaid (or the amount of Principal so accelerated), (ii) with respect to any repayment or prepayment of Principal (or acceleration of the Loan) on or after November 1, 2005 through and including April 30, 2007, an amount equal to one-half of one percent (0.50%) of the amount of Principal being repaid or prepaid (or the amount of Principal so accelerated); and (iii) thereafter, if the Loan is repaid in full during the remaining twelve (12) months of the Term or the Floating Rate Extension Term, no prepayment premium shall be due in connection with such prepayment.

Property: the parcel of real property and Improvements thereon owned by Borrower and encumbered by the Mortgage; together with all rights pertaining to such real property and Improvements, and all other collateral for the Loan as more particularly described in the Granting Clauses of the Mortgage and referred to therein as the Mortgaged Property. The Property is located in Cook County, Illinois.

Rents: all rents, rent equivalents, moneys payable as damages (including payments by reason of the rejection of a Lease in a bankruptcy proceeding) or in lieu of rent or rent equivalents, royalties (including all oil and gas or other mineral royalties and bonuses), income, fees, receivables, receipts, revenues, deposits (including security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other payment and consideration of whatever form or nature received by or paid to or for the account of or benefit of Borrower, Manager or any of their agents or employees from any and all sources arising from or attributable to the Property and the Improvements, including all receivables, customer obligations, installment payment obligations and other obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of the Property or rendering of services by Borrower, Manager or any of their agents or employees and proceeds, if any, from business interruption or other loss of income insurance.

Required Amortization Payment: with respect to each Payment Date during the Fixed Rate Period (if applicable), the monthly amount determined by Lender to be required to fully amortize the Loan over an amortization schedule of 25 years using the New Rate (as defined in Section 2.8).

Second Extended Maturity Date: shall have the meaning given such term set forth in Section 2.8.

Servicer: a servicer selected by Lender to service the Loan, including any “master servicer” or “special servicer” appointed under the terms of any pooling and servicing agreement or similar agreement entered into as a result of a Secondary Market Transaction.

Single Purpose Bankruptcy Remote Entity: shall have the meaning given such term on Schedule 5 hereto.

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Spread: 1.75%.

State: the state in which the Property is located.

Stated Maturity Date: May 1, 2008, as the same may be extended pursuant to Section 2.8, and as such date may be changed in accordance with Section 2.2.5.

Tax Indemnity Agreement: that certain Tax Indemnity Agreement dated November 17, 1997, among Prime Group Realty, L.P., Roland E. Casati and Richard A. Heise.

Taxes: all real estate and personal property taxes, assessments, water rates or sewer rents, maintenance charges, impositions, vault charges and license fees, now or hereafter levied or assessed or imposed against all or part of the Property.

Term: the entire term of this Agreement, which shall expire upon repayment in full of the Debt and full performance of each and every obligation to be performed by Borrower pursuant to the Loan Documents.

Title Insurance Policy: the ALTA mortgagee title insurance policy in the form acceptable to Lender, in its reasonable discretion, issued with respect to the Property and insuring the Lien of the Mortgage.

Transfer: (i) any sale, conveyance, transfer, lease or assignment, or the entry into any agreement to sell, convey, transfer, lease or assign, whether by law or otherwise, of, on, in or affecting (w) all or part of the Property (including any legal or beneficial direct or indirect interest therein), (x) any direct interest in Fee Holder, (y) any direct general partnership interest in the Beneficial Interest Holder, or (z) any direct or indirect interest in the General Partner, or (ii) any change of Control of the Fee Holder, the Beneficial Interest Holder or the General Partner. For purposes hereof, (a) a Transfer of a direct interest in Borrower or the General Partner or a Transfer of a general partnership in the Beneficial Interest Holder shall be deemed to include: (i) if Fee Holder, the Beneficial Interest Holder or the General Partner is a corporation, the voluntary or involuntary sale, conveyance or transfer of such corporation’s stock (or the stock of any corporation directly or indirectly controlling such corporation by operation of law or otherwise) or the creation or issuance of new stock in one or a series of transactions by which an aggregate of more than 10% of such corporation’s stock shall be vested in a party or parties who are not now stockholders or any change in the control of such corporation and (2) if Fee Holder, the Beneficial Interest Holder or the General Partner is a limited or general partnership, joint venture or limited liability company, the change, removal, resignation or addition of a general partner or managing partner or the transfer of the partnership interest of any general partner or managing partner, and (b) a change of Control of Fee Holder, the Beneficial Interest Holder or the General Partner shall be deemed to have occurred if there is any change in the identity of any individual or entity or any group of individuals or entities who have the right, by virtue of any partnership agreement, articles of incorporation, by-laws, articles of organization, management agreement, operating agreement or any other agreement, with or without taking any formative action, to cause the Fee Holder, the Beneficial Interest Holder or the General Partner to take some action or to prevent, restrict or impede it from taking some action which, in either case, it could take or could refrain from taking were it not for the rights of such individuals.

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UCC: the Uniform Commercial Code as in effect in the State or the state in which any of the Cash Management Accounts are located, as the case may be.

Welfare Plan: an employee welfare benefit plan, as defined in Section 3(1) of ERISA.

1.2         Index of Other Definitions. The following terms are defined in the sections or Loan Documents indicated below:

“Acceptable Counterparty” - 2.6.1

“AIG Group” - 9.1.3

“Approved Annual Budget” - 6.3.5

“Annual Budget” - 6.3.5

“Approved Capital Budget” - 6.3.5

“Approved Operating Budget” - 6.3.5

“Applicable Taxes” - 2.2.3

“Award” - 7.3.2

“Bankruptcy Proceeding” - 4.7

“Borrower’s Recourse Liabilities” - 10.1

“Cash Collateral Subaccount” - 3.9

“Cash Management Accounts” - 3.10

“Casualty” - 7.2.1

“Casualty/Condemnation Prepayment” - 2.3.2

“Casualty/Condemnation Subaccount” - 3.7

“Condemnation” - 7.3.1

“Conversion Term Prepayment Premium” - 2.8.2

“Conversion Term” - 2.8.2

“Deposit Account” - 3.1

“Deposit Account Agreement” - 1.1 (Definition of Loan Documents)

“Determination Date” - 1.1 (Definition of LIBOR)

“Disclosure Document” - 9.1.2

“Easements” - 4.14

“Environmental Laws” - 4.21

“Equipment” - Mortgage

“Eurodollar Business Day” - 1.1 (Definition of LIBOR)

“Event of Default” - 8.1

“Exchange Act” - 9.1.2

“First Extended Maturity Date” - 2.8

“Government Lists” - 5.31

“Hazardous Substances” - 4.21

“Improvements” - Mortgage

“Indemnified Liabilities” - 5.30

“Indemnified Party” - 5.30

“Independent Director” - Schedule 5

“Insurance Premiums” - 7.1.2

“Insured Casualty” - 7.2.2

“Interest Rate Protection Agreement” - 2.6.1

“Issuer” - 9.1.3

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“Leasing Reserves” – 3.4

“Late Payment Charge” - 2.5.3

“Liabilities” - 9.1.3

“Licenses” - 4.11

“Loan” - 2.1

“Mortgage” - 1.1 (Definition of Loan Documents)

“New Payment Date” - 2.2.5

“Note” - 1.1 (Definition of Loan Documents)

“Notice” - 6.1

“OFAC” - 5.31

“Operating Expense Subaccount” - 3.6

“Patriot Act” - 5.31

“Patriot Act Offense” - 5.31

“Permitted Indebtedness” - 5.22

“Permitted Investments” - Deposit Account Agreement

“Policies” - 7.1.2

“Principal” - 2.1

“Proceeds” - 7.2.2

“Prohibited Transfer” - 5.26

“Proposed Major Lease” - 5.10.2

“Provided Information” - 9.1.1

“Qualified Carrier” - 7.1.1

“Registration Statement” - 9.1.3

“Remedial Work” - 5.7.2

“Rent Roll” - 4.16

“Required Records” - 6.3.6

“Required Repairs” - 3.2.1

“Restoration” - 7.4.1

“Secondary Market Transaction” - 9.1.1

“Second Extended Maturity Date” - 2.8

“Security Deposit Subaccount” - 3.8

“Significant Casualty” - 7.2.2

“Special Purpose Bankruptcy Remote Entity” - 5.13

“Springing Recourse Event” - 10.1

“Subaccounts” - 3.1

“Tax and Insurance Subaccount” - 3.3

“Toxic Mold” - 4.21

1.3         Principles of Construction. Unless otherwise specified, (i) all references to sections and schedules are to those in this Agreement, (ii) the words “hereof,” “herein” and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision, (iii) all definitions are equally applicable to the singular and plural forms of the terms defined, (iv) the word “including” means “including but not limited to,” and (v) accounting terms not specifically defined herein shall be construed in accordance with GAAP.

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2.	GENERAL LOAN TERMS

2.1         The Loan. Lender is making a loan (the “Loan”) to Borrower on the date hereof, in the original principal amount (the “Principal”) of $75,000,000.00, which shall mature on the Stated Maturity Date. Borrower acknowledges receipt of the Loan, the proceeds of which are being and shall be used to (i) repay and discharge existing loans relating to the Property, (ii) fund certain of the Subaccounts, and (iii) pay transaction costs. Any excess proceeds may be used for any lawful purpose. No amount repaid in respect of the Loan may be reborrowed.

2.2	Interest; Monthly Payments.

2.2.1        Generally. From and after the date hereof, interest on the unpaid Principal shall accrue at the Interest Rate and be payable as hereinafter provided. On the date hereof, Borrower shall pay interest on the unpaid Principal from the date of the funding of the Loan through and including May 31, 2005. On July 1, 2005 and each Payment Date thereafter through and including the Stated Maturity Date, Borrower shall pay interest on the unpaid Principal which has accrued through the last day of the Interest Period immediately preceding such Payment Date. In addition to the monthly payments of interest required pursuant to the immediately preceding sentence, if the Borrower’s Fixed Rate Option has been exercised and the Stated Maturity Date has been extended to the Fixed Rate Extended Maturity Date pursuant to Section 2.8, then commencing as of the first Payment Date after the Conversion Date, and on each Payment Date thereafter throughout the Term, Borrower shall pay to Lender the Required Amortization Payment. All accrued and unpaid interest shall be due and payable on the Maturity Date. If the Loan is repaid on any date other than on a Payment Date (whether prior to or after the Stated Maturity Date), Borrower shall also pay any LIBOR breakage fees incurred by Lender in connection therewith.

2.2.2        Default Rate. After the occurrence and during the continuance of an Event of Default, the entire unpaid Debt shall bear interest at the Default Rate, and shall be payable upon demand from time to time, to the extent permitted by applicable law.

2.2.3        Taxes. Any and all payments by Borrower hereunder and under the other Loan Documents shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on Lender’s income, and franchise taxes imposed on Lender by the law or regulation of any Governmental Authority (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to in this Section 2.2.3 as “Applicable Taxes”). If Borrower shall be required by law to deduct any Applicable Taxes from or in respect of any sum payable hereunder to Lender, the following shall apply: (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.2.3), Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions and (iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. Payments pursuant to this Section 2.2.3 shall be made within ten days after the date Lender makes written demand therefor.

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2.2.4        Breakage Indemnity. Borrower shall indemnify Lender against any actual, out-of-pocket loss or expense which Lender may actually sustain or incur in liquidating or redeploying deposits from third parties acquired to effect or maintain the Loan or any part thereof as a consequence of (i) any payment or prepayment of the Loan or any portion thereof made on a date other than a Payment Date and (ii) any default in payment or prepayment of the Principal or any part thereof or interest accrued thereon, as and when due and payable (at the date thereof or otherwise, and whether by acceleration or otherwise). Lender shall deliver to Borrower a statement for any such sums which it is entitled to receive pursuant to this Section 2.2.4, which statement shall be binding and conclusive absent manifest error. Borrower’s obligations under this Section 2.2.4 are in addition to Borrower’s obligations to pay any Prepayment Premium applicable to a payment or prepayment of Principal.

2.2.5        New Payment Date. Lender shall have the right, to be exercised not more than once during the term of the Loan, to change the Payment Date to a date other than the first day of each month (a “New Payment Date”), on 30 days’ written notice to Borrower; provided, however, that any such change in the Payment Date: (i) shall not modify the amount of regularly scheduled monthly interest payments, except that the first payment of interest payable on the New Payment Date shall be accompanied by interest at the interest rate herein provided for the period from the Payment Date in the month in which the New Payment Date first occurs to the New Payment Date, and (ii) shall extend the Stated Maturity Date to the New Payment Date occurring in the month set forth in the definition of Stated Maturity Date.

2.3	Loan Repayment.

2.3.1        Repayment. Borrower shall repay the entire outstanding principal balance of the Note in full on the Maturity Date, together with interest thereon to (but excluding) the date of repayment and any other amounts due and owing under the Loan Documents. Except during the continuance of an Event of Default, all proceeds of any repayment, including any prepayments of the Loan, shall be applied by Lender as follows in the following order of priority: First, accrued and unpaid interest at the Interest Rate; Second, to Principal; and Third, to the Prepayment Premium and any other amounts then due and owing under the Loan Documents. During the continuance of an Event of Default, all proceeds of repayment, including any payment or recovery on the Property (whether through foreclosure, deed-in-lieu of foreclosure, or otherwise) shall, unless otherwise provided in the Loan Documents, be applied in such order and in such manner as Lender shall elect in Lender’s discretion.

2.3.2        Mandatory Prepayments. The Loan is subject to mandatory prepayment in certain instances of Insured Casualty or Condemnation (each a “Casualty/Condemnation Prepayment”), in the manner and to the extent set forth in Section 7.4.2. Each Casualty/Condemnation Prepayment, after deducting Lender’s actual out-of-pocket costs and expenses (including reasonable attorneys’ fees and expenses) in connection with the settlement or collection of the Proceeds or Awards, shall be applied in the same manner as repayments under Section 2.3.1, and if such Casualty/Condemnation Payment is made on any date other than a Payment Date, then such Casualty/Condemnation Payment shall include interest that would have accrued on the Principal prepaid to but not including the next Payment Date. Any such mandatory prepayment under this Section 2.3.2 shall be without the payment of the Prepayment Premium. Notwithstanding anything to the contrary contained herein, each Casualty/Condemnation Prepayment shall be applied in inverse order of maturity and shall not

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extend or postpone the due dates of the monthly installments due under the Note or this Agreement, or change the amounts of such installments.

2.3.3        Optional Prepayment. Provided no Event of Default has occurred and is continuing, Borrower shall have the right to prepay all of the Principal at any time other than during a Lockout Period provided that Borrower gives Lender at least 30 days prior written notice thereof and such prepayment is accompanied by the Prepayment Premium applicable thereto.

2.4         Release of Property. Lender shall, upon the written request and at the expense of Borrower, upon payment in full of the Debt in accordance herewith, release or, if requested by Borrower, assign to Borrower’s designee (without any representation or warranty by and without any recourse against Lender whatsoever) the Lien of the Loan Documents if not theretofore released.

2.5	Payments and Computations.

2.5.1        Making of Payments. Each payment by Borrower shall be made, by wire transfer, in funds settled through the New York Clearing House Interbank Payments System or other funds immediately available to Lender by 12:00 p.m., New York City time, on the date such payment is due, to Lender by deposit to such account as Lender may designate by written notice to Borrower. Whenever any such payment shall be stated to be due on a day that is not a Business Day, such payment shall be made on the first Business Day thereafter. All such payments shall be made irrespective of, and without any deduction, set-off or counterclaim whatsoever and are payable without relief from valuation and appraisement laws and with all costs and charges incurred in the collection or enforcement thereof, including reasonable attorneys’ fees and court costs.

2.5.2        Computations. Interest payable under the Loan Documents shall be computed on the basis of the actual number of days elapsed over a 360-day year.

2.5.3        Late Payment Charge. If any Principal, interest or other sum due under any Loan Document is not paid by Borrower within five (5) days of the date on which it is due (including the final monthly installment payment due on the Stated Maturity Date but not including the full principal amount of the Loan due on the Stated Maturity Date or upon early acceleration thereof), Borrower shall pay to Lender upon demand an amount equal to the lesser of 4% of such unpaid sum or the maximum amount permitted by applicable law (the “Late Payment Charge”), in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Such amount shall be secured by the Loan Documents.

2.6	Interest Rate Protection Agreements.

2.6.1        Interest Rate Protection Agreement. As of the date hereof, Borrower has entered into, made all payments required under, and satisfied all conditions precedent to the effectiveness of, an interest rate protection agreement that satisfies all of the following conditions (such interest rate protection agreement together with (i) any extension thereof and (ii) any other

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interest rate protection agreement entered into pursuant to Section 2.8, being referred to herein as the “Interest Rate Protection Agreement”):

(1)        the Interest Rate Protection Agreement is with a financial institution having a long term, unsecured and unsubordinated debt rating of at least “A” by S&P (an “Acceptable Counterparty”); has a term ending no earlier than the Stated Maturity Date; is an interest rate cap in respect of a notional amount not less than the maximum principal amount of the Loan that shall have the effect of capping LIBOR at 6.50% per annum and an all-in rate of 8.25% per annum; and provides that the only obligation of Borrower thereunder is the making of a single payment upon the execution and delivery thereof. If the Borrower has exercised the Fixed Rate Option, then the requirement that Borrower maintain an Interest Rate Protection Agreement shall not apply to the period occurring after the Conversion Date of the Loan.

(2)        Borrower’s interest in such Interest Rate Protection Agreement has been assigned to Lender pursuant to documentation satisfactory to Lender in form and substance, and the counterparty to such Interest Rate Protection Agreement has executed and delivered to Lender an acknowledgment of such assignment, which acknowledgment includes such counterparty’s agreement to pay directly into the Clearing Account all sums payable by such counterparty pursuant to the Interest Rate Protection Agreement and shall otherwise be satisfactory to Lender in form and substance.

(3)        Unless the Lender or an affiliate of the Lender is the issuer of the Interest Rate Protection Agreement at any time, in the event of a downgrade, withdrawal or qualification of the rating of the issuer of the Interest Rate Protection Agreement below “A” by S&P, Borrower shall replace the Interest Rate Protection Agreement with a replacement Interest Rate Protection Agreement from an Acceptable Counterparty (with terms identical to the Interest Rate Protection Agreement being replaced, or otherwise approved by Lender in its reasonable discretion) not later than ten (10) Business Days following receipt of notice from Lender or the Servicer of such downgrade, withdrawal or qualification.

2.6.2        Execution of Documents. Borrower shall promptly execute and deliver to the counterparty of the Interest Rate Protection Agreement such confirmations and agreements as may be requested by such counterparty in connection with such Interest Rate Protection Agreement.

2.6.3        No Obligation of Lender. Borrower agrees that Lender shall not have any obligation, duty or responsibility to Borrower or any other Person by reason of, or in connection with, any Interest Rate Protection Agreement (including any duty to provide or arrange any Interest Rate Protection Agreement, to consent to any mortgage or pledge of the Property or any portion thereof as security for Borrower’s performance of its obligations under any Interest Rate Protection Agreement, or to provide any credit or financial support for the obligations of Borrower or any other Person thereunder or with respect thereto). No Interest Rate Protection Agreement shall alter, impair, restrict, limit or modify in any respect the obligation of Borrower to pay interest on the Loan as and when the same becomes due and payable in accordance with the provisions of the Loan Documents.

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2.6.4        Receipts from Interest Rate Protection Agreements. All payments made by the counterparty to the Interest Rate Protection Agreement shall be deposited into the Clearing Account and applied in the same manner as Rents are applied under Section 3.11.

2.7	Fees; Prepayment Premium.

2.7.1        Origination Fees. On the date hereof, Borrower shall pay to Lender an origination fee of $750,000.

2.7.2        Prepayment Premium. Upon any repayment or prepayment of Principal (including in connection with an acceleration of the Loan), Borrower shall pay to Lender on the date of such repayment or prepayment (or acceleration of the Loan) the Prepayment Premium applicable thereto, if any. All Prepayment Premium payments hereunder shall be deemed to be earned by Lender upon the funding of the Loan. If the Loan is repaid after April 30, 2007 (except as otherwise set forth in § 2.82) or during any Floating Rate Extension Term, no Prepayment Premium shall be due with respect to such repayment.

2.8         Extensions and Conversions. Borrower shall have the following extension and conversion options.

2.8.1        Floating Rate Extension Options. Borrower shall have the right, at its option, to extend the Term until (i) May 1, 2009 (the “First Extended Maturity Date”) and (ii) May 1, 2010 (the “Second Extended Maturity Date”) by giving notice of such extension to Lender at least 30 days prior to (i) the originally scheduled Stated Maturity Date, in the case of extending the Term until the First Extended Maturity Date and (ii) the First Extended Maturity Date, in the case of extending the Term until the Second Extended Maturity Date. Upon receipt of such request to extend the Term until the First Extended Maturity Date or the Second Extended Maturity Date, as the case may be, Lender will promptly confirm to Borrower in writing whether or not the Stated Maturity Date will be so extended, which extension will be granted upon the satisfaction of the following conditions:

(a)        no uncured Event of Default exists at the time such request is made or on the originally scheduled Stated Maturity Date or the First Extended Maturity Date, as applicable;

(b)        Borrower delivers to Lender an Officer’s Certificate confirming the accuracy of the information contained in clause (a) above;

(c)        on or prior to the originally scheduled Stated Maturity Date or the First Extended Maturity Date, as the case may be, Borrower either (i) extends the term of the Interest Rate Protection Agreement to a date not earlier than the First Extended Maturity Date or the Second Extended Maturity Date, as applicable, or (ii) enters into a new interest rate protection agreement which expires no earlier than the First Extended Maturity Date or the Second Extended Maturity Date, as applicable, and which extension or new agreement is in respect of a notional amount of the then outstanding Principal and is otherwise on the same terms set forth in Section 2.6.1 and has the effect of capping LIBOR at 6.50% per annum with the Interest Rate at an all-in rate of 8.25% per annum. If the Borrower has exercised the Fixed Rate Option, then the requirement that Borrower maintain an Interest Rate Protection Agreement shall not apply after the Conversion Date;

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(d)        on the originally scheduled Stated Maturity Date and the First Extended Maturity Date, as applicable, the Debt Service Coverage Ratio is at least 1.35:1, calculated based on the capped Interest Rate of 8.25%;

(e)        if the option to extend the Term until First Extended Maturity Date is exercised, Borrower pays to Lender concurrently with the request to so extend the Term until the First Extended Maturity Date, an extension fee in an amount equal to 0.25% of the then-outstanding Principal; and

(f)         if the option to extend the Term until Second Extended Maturity Date is exercised, Borrower pays to Lender concurrently with the request to so extend the Term until the Second Extended Maturity Date, an extension fee in an amount equal to 0.25% of the then-outstanding Principal.

If Borrower is unable to satisfy all of the foregoing conditions within the applicable time frames for each, Lender shall have no obligation to extend the Stated Maturity Date hereunder.

2.8.2	Fixed Rate Conversion Option.

(a)        Borrower shall have the option to convert the term of the Loan to a fixed rate loan (the “Fixed Rate Conversion Option”) for a term of seven (7) years (the “Conversion Term”) commencing as of the first Payment Date in which all of the following conditions are satisfied to Lender’s reasonable satisfaction (the “Conversion Date”):

(1)        Borrower notifies Lender in writing of the exercise of its option to convert the Loan to a fixed rate of interest, and the date by which Borrower would like to have the conversion take place;

(2)        no Default or Event of Default then exists (beyond any applicable notice and cure periods) under the terms of the Loan Documents;

(3)        the Net Operating Income (as hereinafter defined) is greater than or equal to $7,750,000.00;

(4)        the appraised value of the property, determined by Lender and based on an M.A.I. appraisal satisfactory to Lender in its reasonable discretion, is not less than $107,150,000;

(5)        Borrower provides to Lender documentation reasonably satisfactory to Lender for calculation of Net Operating Income for the Property for the preceding twelve (12) months; and

(6)        Lender’s Underwriting Requirements (as hereinafter defined) have been satisfied in full, to Lender’s reasonable satisfaction.

(b)        Borrower shall be required to deliver to Lender prior to the Conversion Date:

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(1)        a current M.A.I. appraisal of the Property prepared within the preceding 12 month period satisfactory to Lender in its reasonable discretion, and

(2)        a date-down endorsement to Lender’s title policy satisfactory to Lender in its reasonable discretion insuring the lien of the Mortgage, subject to no exceptions other than those existing as of the date hereof or otherwise reasonably acceptable to Lender.

(c)        Notwithstanding anything to the foregoing to the contrary, however, Lender shall have no obligation to convert the Loan to a fixed rate of interest if Lender determines that (i) the Debt Service Coverage Ratio for the Property is less than 1.35:1.00; or Lender receives satisfactory evidence that such Debt Service Coverage Ratio of at least 1.35:1.00 will not be maintained for the succeeding twelve (12) months, and (ii) Lender’s Underwriting Requirements (as hereinafter defined) have not been satisfied in full.

(d)        Borrower shall pay all actual out-of-pocket fees of Lender incurred in connection with the extension of the term of the Loan, including, but not limited to, reasonable attorneys’ fees, appraisal fees and title insurance premiums. Borrower shall execute all documents reasonably requested by Lender to evidence and secure the indebtedness represented by the Note, as extended, and shall obtain and provide to Lender any title insurance policy or endorsement reasonably requested by Lender.

(e)        Upon Borrower’s satisfaction of the foregoing conditions to Lender’s reasonable satisfaction, Lender shall (a) reset the interest rate borne by the then-existing principal balance of the Loan to Lender’s then-prevailing interest rate for seven-year loans secured by properties similar to the Property, as determined by Lender in its sole discretion (the “New Rate”); (b) modify the amount of the monthly payments required under the Note by re-amortizing the then-existing principal balance hereof over a 25-year amortization schedule (the “New Amortization Period”); and (c) have the right to require Borrower to enter into modifications of the non-economic terms of the Loan Documents as Lender may reasonably request (the “Non-Economic Modifications”), provided such modifications do not adversely affect Borrower’s or Guarantor’s rights or increase Borrower’s or Guarantor’s obligations under the Loan Documents. Hence, monthly principal and interest payments commencing as of the first Payment Date after all conditions are complied with to Lender’s satisfaction, and thereafter during the Conversion Term shall be based on the New Rate and calculated to amortize fully the outstanding principal balance of the Loan over the New Amortization Period.

(f)         During the first 30 months of the Conversion Term, Borrower shall have no right to prepay all or any part of the Loan (the “Lockout Period”). After the Lockout Period Borrower shall have the right to prepay the full principal amount of the Loan, and all accrued but unpaid interest thereon, upon at least thirty (30) days’ prior written notice to Lender and Borrower’s payment to Lender of the “Conversion Term Prepayment Premium” defined below. Lender shall advise Borrower of the New Rate (and the basis therefor) and requested Non-Economic Modifications (subject to the foregoing limitations) within fifteen (15) business days of receiving Borrower’s notice of its option to convert the Loan. Borrower shall be entitled, after receipt of notice of the New Rate and Non-Economic Modifications, to cancel its election to convert the Loan to a fixed rate of interest by providing notice to Lender within fifteen (15) business days after its receipt of the same.

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(g)        Notwithstanding anything to the contrary contained in the Loan Documents, Lender shall have no obligation to convert the interest rate of the Loan to a fixed rate of interest if any Default or Event of Default under the terms of the Loan Documents exists beyond any applicable cure period, as of the Stated Maturity Date.

(h)        The term “Underwriting Requirements” shall mean Lender’s then-current standards applied in connection with the extension of new loans secured by properties similar to the Property, including, but not limited to, standards concerning (a) the physical condition of the Property, (b) compliance of the Property with applicable laws, including all environmental laws, and (c) the financial condition and creditworthiness of Borrower or any guarantor of any portion of the obligations evidenced by the Note. In connection with Lender’s option to evaluate the foregoing Underwriting Requirements, Lender shall have the right to require Borrower to submit financial statements conforming to the requirements set forth herein and to require Borrower to submit, at Borrower’s expense, a current report for the Property from an environmental consulting firm approved by Lender.

(i)         The term “Conversion Term Prepayment Premium” shall mean pay a prepayment premium equal to the greater of (i) 1% of the unpaid principal balance of the Loan or (ii) the Present Value of the Loan, as defined below, less the amount of principal being prepaid, calculated as of the prepayment date. If the Loan is accelerated as a result of an Event of Default, any prepayment of the Loan as a result thereof must be accompanied by the payment of the Conversion Term Prepayment Premium, if any. Notwithstanding the foregoing sentence, Borrower shall have the privilege to prepay the entire principal balance of the Note and any other amounts outstanding during the three (3) months preceding the Maturity Date of the Conversion Term, upon thirty (30) days’ prior written notice to Lender, without payment of the Conversion Term Prepayment Premium or any other premium or penalty. The “Present Value of the Loan” shall be determined by discounting all scheduled payments of principal and interest remaining to maturity of the Loan, attributed to the amount being prepaid, at the Discount Rate. The “Discount Rate” is the rate which, when compounded monthly, is equivalent to the Treasury Rate, when compounded semi-annually. The “Treasury Rate” is the semi-annual yield on the Treasury Constant Maturity Series with maturity equal to the remaining weighted average life of the Loan, for the week prior to the prepayment date, as reported in Federal Reserve Statistical Release H.15 - Selected Interest Rates, conclusively determined by Lender on the prepayment date.

(j)         All of the terms and conditions of the Loan Documents shall apply during any Conversion Term hereof, except as expressly herein provided.

3.	CASH MANAGEMENT AND RESERVES

3.1         Cash Management Arrangements. Borrower shall cause all Receipts (more particularly defined in the Clearing Account Agreement), including Rents, to be transmitted directly by non-residential tenants of the Property into an Eligible Account (the “Clearing Account”) maintained by Borrower at the Clearing Bank, or such other bank selected by Borrower and approved by Lender, which shall at all times be an Eligible Institution in accordance with the terms of the Clearing Account Agreement. Without in any way limiting the foregoing, all Receipts not otherwise sent directly by the Tenants to the Clearing Account which are received by Borrower or Manager shall be deposited into the Clearing Account within one

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Business Day of their receipt. Funds on deposit in the Clearing Account shall be swept by the Clearing Bank, on a daily basis, into Borrower’s Operating Account (as defined in the Clearing Account Agreement) maintained at the Clearing Bank, unless and until a Cash Management Period has occurred and is continuing. Upon Lender’s written notice to the Clearing Bank of the occurrence of a Cash Management Period, the Clearing Bank shall clear all funds on deposit in the Clearing Bank on a daily basis to the Cash Collateral Subaccount (as defined in Section 3.8), and the funds so transferred to the Cash Collateral Subaccount shall be applied and disbursed in accordance with the terms of this Agreement and the Deposit Account Agreement. So long as no Cash Management Period exists, funds in the Clearing Account, the Deposit Account and any Subaccounts shall be invested at Borrower’s discretion only in Permitted Investments, and otherwise subject to the provisions of the Deposit Account Agreement after, and during the continuance of a Cash Management Period. Lender may also establish subaccounts of the Cash Collateral Subaccount which shall at all times be Eligible Accounts (and may be ledger or book entry accounts and not actual accounts) (such subaccounts are referred to herein as “Subaccounts”). At all times, the Clearing Account, the Cash Collateral Subaccount and any Subaccounts will be under the sole control and dominion of Lender, and Borrower shall have no right of withdrawal therefrom. Borrower shall pay for all expenses of opening and maintaining all of the above accounts.

3.2	Required Repairs.

3.2.1        Completion of Required Repairs. Borrower shall perform and complete each item of the repairs and environmental remedial work at the Property described on Schedule 1, if any (the “Required Repairs”) within six (6) months of the date hereof or such shorter period of time for such item set forth on Schedule 1.

3.3         Taxes and Insurance. Borrower shall pay to Lender on each Payment Date (i) one-twelfth of the Taxes that Lender estimates will be payable during the next 12 months in order to accumulate with Lender sufficient funds to pay all such Taxes at least 30 days prior to their respective due dates and (ii) one-twelfth of the Insurance Premiums that Lender estimates will be payable for the renewal of the coverage afforded by the Policies upon the expiration thereof in order to accumulate with Lender sufficient funds to pay all such Insurance Premiums at least 30 days prior to the expiration of the Policies. Such amounts will be transferred by Lender to a Subaccount (the “Tax and Insurance Subaccount”). Provided that no Event of Default has occurred and is continuing, Lender will (a) apply funds in the Tax and Insurance Subaccount to payments of Taxes and Insurance Premiums required to be made by Borrower pursuant to Sections 5.2 and 7.1, provided that Borrower has promptly supplied Lender with notices of all Taxes and Insurance Premiums due, or (b) reimburse Borrower for such amounts upon presentation of evidence of payment; subject, however, to Borrower’s right to contest Taxes in accordance with Section 5.2. In making any payment relating to Taxes and Insurance Premiums, Lender may do so according to any bill, statement or estimate procured from the appropriate public office (with respect to Taxes) or insurer or agent (with respect to Insurance Premiums), without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof. If Lender determines in its reasonable judgment that the funds in the Tax and Insurance Subaccount will be insufficient to pay (or in excess of) the Taxes or Insurance Premiums next coming due, Lender may increase (or decrease) the monthly contribution required to be made by Borrower to the Tax and Insurance Subaccount.

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3.4         Leasing Reserves. Borrower shall pay to Lender on the date hereof the amounts set forth in (a) that certain Leasing Escrow Agreement between Borrower and Lender dated as of the date hereof (the “Leasing Escrow Agreement”) with regards to leasing costs associated with new leasing at the Property (the “TI/LC Reserve Account”); and (b) that certain Ameriquest Lease Expansion Escrow Agreement between Borrower and Lender dated as of the date hereof (the “Ameriquest Expansion Escrow Agreement”) with regards to leasing costs associated with the expansion of the space at the Property leased by Ameriquest (the “Ameriquest Expansion Reserve”). Borrower shall also pay to Lender for transfer into the TI/LC Reserve Subaccount, all Lease Termination Payments received by Borrower. Provided no Event of Default has occurred and is continuing, Lender shall disburse and apply funds held in the Ameriquest Lease Reserve Subaccount and the Leasing Reserve Subaccount in accordance with the terms of that certain Leasing Escrow Agreement and Ameriquest Expansion Escrow Agreement, as applicable.

3.4.1        Any Lease Termination Payments shall be applied, at Lender’s election, towards either (a) subject to the rights of Borrower under the applicable Lease, rent arrearages under such Lease (or to cure any other tenant default under such Lease), (b) debt service shortfalls that may arise as a result of a termination of such Lease (and Borrower hereby authorizes Lender to disburse to itself any such amounts without any request therefor by Borrower) or (c) funding any Approved Leasing Expenses (or Approved Major Lease Leasing Expenses, if applicable) which are anticipated to occur in connection with the re-tenanting of the space under the Lease that was the subject of such termination (in accordance with the terms and conditions of Section 3.5(a) above).

3.5         Cash Flow Leasing Reserve Subaccount. If Guarantor shall have less than $10,000,000.00 of cash or cash equivalents on balance, provided that $5,000,000.00 of such $10,000,000.00 cash requirement may be satisfied by having available cash under an existing line of credit or lines of credit of the Guarantor (the “Cash Flow Leasing Reserve Trigger Event”) as of any Calculation Date, as evidenced by the Guarantor’s financial statements delivered in accordance with the terms hereof, Borrower shall commence to deposit from, and only to the extent of Rents and gross income from the Property available (provided that if Rents and gross income are not available to fully fund this obligation in any month, such deficiency amount shall accrue and be payable to the extent of available cash in subsequent months) an amount equal to $125,000 per month (the “Cash Flow Reserve Amount”) into the TI/LC Reserve Account on each Payment Date thereafter, commencing on the first Payment Date after such determination and ending as of the Payment Date immediately succeeding the Calculation Date on which such requirement is met in accordance with the terms of the Leasing Escrow Agreement. If a Cash Management Period has occurred and is continuing, Lender shall allocate from the Rents and other gross income deposited into the Clearing Account, an amount equal to the Cash Flow Reserve Amount into the TI/LC Reserve Account in accordance with the Leasing Escrow Agreement and the Deposit Account Agreement. Amounts deposited in the TI/LC Reserve Account in accordance with the terms of the Leasing Escrow Agreement shall be disbursed and applied in accordance with the terms of the Leasing Escrow Agreement.

3.6         Operating Expense Subaccount. During a Cash Management Period, on each Payment Date, a portion of the Rents that have been deposited into the Cash Collateral Subaccount during the immediately preceding Interest Period in an amount equal to the monthly amount set forth in the Approved Operating Budget for the following month as being necessary for payment of Approved Operating Expenses at the Property for such month, shall be

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transferred into a Subaccount for the payment of Approved Operating Expenses (the “Operating Expense Subaccount”). Provided no Event of Default has occurred and is continuing, Lender shall disburse funds held in the Operating Expense Subaccount to Borrower within 15 days after delivery by Borrower to Lender of a request therefor (but not more often than once per month), in increments of at least $1,000, provided (i) such disbursement is for an Approved Operating Expense; and (ii) such disbursement is accompanied by (A) an Officer’s Certificate certifying (1) that such funds will be used to pay Approved Operating Expenses and a description thereof, (2) that all outstanding trade payables (other than those to be paid from the requested disbursement or those constituting Permitted Indebtedness) have been paid in full, (3) that the same has not been the subject of a previous disbursement, and (4) that all previous disbursements have been or will be used to pay the previously identified Approved Operating Expenses, and (B) reasonably detailed documentation satisfactory to Lender, in its reasonable discretion, as to the amount, necessity and purpose therefor.

3.7         Casualty/Condemnation Subaccount. Borrower shall pay, or cause to be paid, to Lender all Proceeds or Awards due to any Casualty or Condemnation to be transferred to a Subaccount (the “Casualty/Condemnation Subaccount”) in accordance with the provisions of Section 7. All amounts in the Casualty/Condemnation Subaccount shall disbursed in accordance with the provisions of Section 7.

3.8         Security Deposits. Borrower shall keep and hold all security deposits under Leases in accordance with applicable Legal Requirements, and Borrower shall provide Lender with an annual accounting of all such security deposits and their location. After the occurrence and during the continuation of an Event of Default, Borrower shall, upon Lender’s request, if permitted by applicable Legal Requirements, turn over to Lender the security deposits (and any interest theretofore earned thereon) under Leases, to be held by Lender in a Subaccount (the “Security Deposit Subaccount”) subject to the terms of the Leases. Security deposits held in the Security Deposit Subaccount during the continuation of an Event of Default will be released by Lender upon notice from Borrower together with such evidence as Lender may reasonably request that such security deposit is required to be returned to a tenant pursuant to the terms of a Lease or may be applied as Rent pursuant to the rights of Borrower under the applicable Lease. Any letter of credit or other instrument that Borrower receives in lieu of a cash security deposit under any Lease entered into after the date hereof shall (i) be maintained in full force and effect in the full amount unless replaced by a cash deposit as hereinabove described and (ii) if permitted pursuant to any Legal Requirements, name Lender as payee or mortgagee thereunder (or at Lender’s option, be fully assignable to Lender).

3.9         Cash Collateral Subaccount. If a Cash Management Period shall have commenced, then on the immediately succeeding Payment Date and on each Payment Date thereafter during the continuance of such Cash Management Period, all Available Cash shall be paid to Lender, which amounts shall be transferred by Lender into a Subaccount (the “Cash Collateral Subaccount”) as cash collateral for the Debt. Any funds in the Cash Collateral Subaccount and not previously disbursed or applied shall be disbursed to Borrower upon the termination of such Cash Management Period. Lender shall have the right, but not the obligation, at any time (i) during the continuance of an Event of Default or (ii) subsequent to the second Calculation Date following the commencement of a Cash Management Period (whether or not an Event of Default is then continuing), in its sole and absolute discretion to apply all sums then on deposit in the Cash Collateral Subaccount to the Debt, in such order and in such manner as

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Lender shall elect in its sole and absolute discretion, including to make a prepayment of Principal (together with the payment of any applicable Prepayment Premium due in connection therewith).

3.10       Grant of Security Interest; Application of Funds. As security for payment of the Debt and the performance by Borrower of all other terms, conditions and provisions of the Loan Documents, Borrower hereby pledges and assigns to Lender, and grants to Lender a security interest in, all Borrower’s right, title and interest in and to all Rents and in and to all payments to or monies held in the Clearing Account, the Cash Collateral Subaccount, and all Subaccounts created pursuant to this Agreement (collectively, the “Cash Management Accounts”). Borrower hereby grants to Lender a continuing security interest in, and agrees to hold in trust for the benefit of Lender, all Rents in its possession prior to the (i) payment of such Rents to Lender or (ii) deposit of such Rents into the Clearing Account. Borrower shall not, without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in any Cash Management Account, or permit any Lien to attach thereto, or any levy to be made thereon, or any UCC Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto. This Agreement is, among other things, intended by the parties to be a security agreement for purposes of the UCC. Upon the occurrence and during the continuance of an Event of Default, Lender may apply any sums in any Cash Management Account in any order and in any manner as Lender shall elect in Lender’s discretion without seeking the appointment of a receiver and without adversely affecting the rights of Lender to foreclose the Lien of the Mortgage or exercise its other rights under the Loan Documents. Cash Management Accounts shall not constitute trust funds and may be commingled with other monies held by Lender to the extent permitted by Applicable Law. All interest which accrues on the funds in any Cash Management Account (other than the Tax and Insurance Subaccount) shall accrue for the benefit of Borrower and shall be taxable to Borrower and shall be added to and disbursed in the same manner and under the same conditions as the principal sum on which said interest accrued. Upon repayment in full of the Debt, all remaining funds in the Subaccounts, if any, shall be promptly disbursed to Borrower.

3.11	Property Cash Flow Allocation.

(a)        During any Cash Management Period, all Rents deposited into the Cash Collateral Subaccount during the immediately preceding Interest Period shall be applied on each Payment Date as follows in the following order of priority: (i) First, to make payments into the Tax and Insurance Subaccount as required under Section 3.3; (ii) Second, to pay the monthly portion of the fees charged by the Deposit Bank in accordance with the Deposit Account Agreement; (iii) Third, to Lender to pay the interest (and Principal if Borrower has exercised its Fixed Rate Conversion Option) due on such Payment Date (plus, if applicable, interest at the Default Rate and all other amounts, other than those described under other clauses of this Section 3.11(a), then due to Lender under the Loan Documents); (iv) Fourth, to make payments into the Cash Flow Leasing Reserve Subaccount as required under Section 3.5 and the Escrow Agreement; (v) Fifth, during the continuance of a Cash Management Period, to make payments for Approved Operating Expenses as required under Section 3.6; (vi) Sixth, during the continuance of a Cash Management Period, to make payments in an amount equal to all remaining Available Cash on such Payment Date into the Cash Collateral Subaccount in accordance with Section 3.9; and (vii) Lastly, payments to Borrower of any remaining amounts.

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(b)        The failure of Borrower to make all of the payments required under clauses (i) through (vi) of Section 3.11(a) in full on each Payment Date shall constitute an Event of Default under this Agreement; provided, however, if adequate funds are available in the Cash Collateral Subaccount for such payments, the failure by the Deposit Bank to allocate such funds into the appropriate Subaccounts shall not constitute an Event of Default.

(c)        Notwithstanding anything to the contrary contained in this Section 3.11, after the occurrence of an Event of Default, Lender may apply all Rents deposited into the Cash Collateral Subaccount and other proceeds of repayment in such order and in such manner as Lender shall elect.

4.	REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants to Lender as of the date hereof that, except to the extent (if any) disclosed on Schedule 2 with reference to a specific Section of this Article 4:

4.1	Fee Holder Formation; Consent.
(a)	Fee Holder is a duly organized and validly existing Illinois land trust;

(b)        All requisite action has been taken by Beneficial Interest Holder and its partners or members to:

(1)        Direct the Fee Holder to execute and deliver the Loan Documents (including this Loan Agreement, the Note and the Mortgage) required to be executed by Fee Holder; and

(2)        Execute and deliver this Loan Agreement, the Note, the Mortgage and the other Loan Documents required to be executed by Beneficial Interest Holder and to carry out the agreements and obligations of the Beneficial Interest Holder herein and in the other Loan Documents.

4.2         Organization; Special Purpose. The Beneficial Interest Holder is the owner of 100% of the beneficial interest in the land trusts of which the Fee Holder is the Trustee. Each of the General Partner and the Beneficial Interest Holder have been duly organized and are validly existing and in good standing under the laws of the state of its respective formation, with requisite power and authority, and all rights, licenses, permits and authorizations, governmental or otherwise, necessary to own its properties and to transact the business in which it is now engaged, and, with respect to the Beneficial Interest Holder, to own one hundred percent (100%) of the beneficial interest in Fee Holder. The General Partner and the Beneficial Interest Holder are duly qualified to do business and are in good standing in each jurisdiction where it is required to be so qualified in connection with its properties, business and operations. The Beneficial Interest Holder is a Special Purpose Bankruptcy Remote Entity and the General Partner is a Special Purpose Bankruptcy Remote Entity (except that Lender acknowledges that such entity does not comply with clauses (vii) and (viii) on Schedule 5).

4.3         Proceedings; Enforceability. Beneficial Interest Holder has taken all necessary action to authorize the execution, delivery and performance of the Loan Documents by

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Beneficial Interest Holder or Fee Holder, as the case may be. The Loan Documents have been duly executed and delivered by Beneficial Interest Holder or Fee Holder, as the case may be, and constitute legal, valid and binding obligations of Beneficial Interest Holder or Fee Holder, as the case may be, enforceable against Beneficial Interest Holder or Fee Holder, as the case may be, in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and general principles of equity. The Loan Documents are not subject to, and Borrower has not asserted, any right of rescission, set-off, counterclaim or defense, including the defense of usury. No exercise of any of the terms of the Loan Documents, or any right thereunder, will render any Loan Document unenforceable.

4.4         No Conflicts. The execution, delivery and performance of the Loan Documents by Borrower and the transactions contemplated hereby will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien (other than pursuant to the Loan Documents) upon any of the property of Beneficial Interest Holder or Fee Holder pursuant to the terms of, any agreement or instrument to which it is a party or by which its property is subject, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any Governmental Authority having jurisdiction over it or any of its properties. Borrower’s rights under the Licenses and the Management Agreement will not be adversely affected by the execution and delivery of the Loan Documents, Borrower’s performance thereunder, the recordation of the Mortgage, or the exercise of any remedies by Lender. Any consent, approval, authorization, order, registration or qualification of or with any Governmental Authority required for the execution, delivery and performance by Borrower of the Loan Documents has been obtained and is in full force and effect.

4.5         Litigation. There are no actions, suits or other proceedings at law or in equity by or before any Governmental Authority now pending or threatened against or affecting the Fee Holder, the Beneficial Interest Holder, the General Partner, the Manager or the Property, which, if adversely determined, could reasonably be expected to materially adversely affect the condition (financial or otherwise) or business of the Beneficial Interest Holder (including the ability of Borrower to carry out its obligations under the Loan Documents), the General Partner, Manager or the use, value, condition or ownership of the Property.

4.6         Agreements. Neither Beneficial Interest Holder or Fee Holder is a party to any agreement or instrument or subject to any restriction which could reasonably be expected to adversely affect it or the Property, or it’s business, properties, operations or condition, financial or otherwise. Neither Beneficial Interest Holder or Fee Holder is in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Permitted Encumbrance or any other agreement or instrument to which it is a party or by which it or the Property is bound.

4.7         Title. Borrower has good, marketable and indefeasible title in fee to the real property and good title to the balance of the Property, free and clear of all Liens except the Permitted Encumbrances. The Mortgage when properly recorded in the appropriate records, together with any UCC Financing Statements required to be filed in connection therewith, will create (i) a valid, perfected first priority lien on the Borrower’s interest in the Property and (ii) valid and perfected first priority security interests in and to, and perfected collateral assignments of, all personalty (including the Leases), all in accordance with the terms thereof, in each case

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subject only to any applicable Permitted Encumbrances. All mortgage, recording, stamp, intangible or other similar taxes required to be paid by any Person under applicable Legal Requirements in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents have been paid. The Permitted Encumbrances do not materially adversely affect the value, operation or use of the Property, or Borrower’s ability to repay the Loan. No Condemnation or other proceeding has been commenced or, to Borrower’s best knowledge, is contemplated with respect to all or part of the Property or for the relocation of roadways providing access to the Property. There are no claims for payment for work, labor or materials affecting the Property which are or may become a Lien prior to, or of equal priority with, the Liens created by the Loan Documents. There are no outstanding options to purchase or rights of first refusal affecting all or any portion of the Property. The survey for the Property delivered to Lender does not fail to reflect any material matter affecting the Property or the title thereto. Except as set forth on the Survey, all of the Improvements included in determining the appraised value of the Property lie wholly within the boundaries and building restriction lines of the Property, and no improvement on an adjoining property encroaches upon the Property, and no easement or other encumbrance upon the Property encroaches upon any of the Improvements, except those insured against by the Title Insurance Policy. To the best of Borrower’s knowledge, each parcel comprising the Property is a separate tax lot and is not a portion of any other tax lot that is not a part of the Property. To the best of Borrower’s knowledge, there are no pending or proposed special or other assessments for public improvements or otherwise affecting the Property, or any contemplated improvements to the Property that may result in such special or other assessments.

4.8         No Bankruptcy Filing. Neither Fee Holder, the Beneficial Interest Holder nor the General Partner is contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency law or the liquidation of all or a major portion of its property (a “Bankruptcy Proceeding”), and Borrower and the General Partner has no knowledge of any Person contemplating the filing of any such petition against it. In addition, neither Borrower nor the General Partner, nor any principal nor Affiliate of either has been a party to, or the subject of a Bankruptcy Proceeding for the past ten years.

4.9         Full and Accurate Disclosure. No statement of fact made by Beneficial Interest Holder in any Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained therein not misleading. There is no material fact presently known to Beneficial Interest Holder that has not been disclosed to Lender which adversely affects, or, as far as Beneficial Interest Holder can foresee, might adversely affect, the Property or the business, operations or condition (financial or otherwise) of Beneficial Interest Holder. All financial data, including the statements of cash flow and income and operating expense, that have been delivered to Lender in respect of Borrower and the Property (i) are true, complete and correct in all material respects, (ii) accurately represent the financial condition of Borrower and the Property as of the date of such reports, and (iii) to the extent prepared by an independent certified public accounting firm, have been prepared in accordance with GAAP consistently applied throughout the periods covered, except as disclosed therein. Beneficial Interest Holder has no contingent liabilities, liabilities for taxes, unusual forward or long-term commitments, unrealized or anticipated losses from any unfavorable commitments or any liabilities or obligations not expressly permitted by this Agreement. Since the date of such financial statements, there has been no materially adverse change in the financial condition,

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operations or business of Borrower or the Property from that set forth in said financial statements.

4.10       Tax Filings. To the extent required, Beneficial Interest Holder has filed (or has obtained effective extensions for filing) all federal, state and local tax returns required to be filed and have paid or made adequate provision for the payment of all federal, state and local taxes, charges and assessments payable by Borrower. Borrower believes that its tax returns (if any) properly reflect the income and taxes of Borrower for the periods covered thereby, subject only to reasonable adjustments required by the Internal Revenue Service or other applicable tax authority upon audit.

4.11       No Plan Assets. As of the date hereof and throughout the Term (i) Borrower is not and will not be an “employee benefit plan,” as defined in Section 3(3) of ERISA, (ii) none of the assets of Borrower constitutes or will constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101, (iii) Borrower is not and will not be a “governmental plan” within the meaning of Section 3(32) of ERISA, and (iv) transactions by or with Borrower are not and will not be subject to state statutes regulating investment of, and fiduciary obligations with respect to, governmental plans. As of the date hereof, neither Borrower, nor any member of a “controlled group of corporations” (within the meaning of Section 414 of the Code) maintains, sponsors or contributes to a “defined benefit plan” (within the meaning of Section 3(35) of ERISA) or a “multiemployer pension plan” (within the meaning of Section 3(37)(A) of ERISA).

4.12       Compliance. Borrower and the Property and the use thereof comply in all material respects with all applicable Legal Requirements (including with respect to parking and applicable zoning and land use laws, regulations and ordinances). Borrower is not in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority, the violation of which could reasonably be expected to materially adversely affect the condition (financial or otherwise) or business of Borrower. The Property is used primarily as offices, with a portion of the Property designated for use as retail and a portion of the Property used as a fitness club and other appurtenant and related uses. To the best of Borrower’s knowledge, in the event that all or any part of the Improvements are destroyed or damaged, said Improvements can be legally reconstructed to their condition prior to such damage or destruction, and thereafter exist for the same use without violating any zoning or other ordinances applicable thereto and without the necessity of obtaining any variances or special permits. No legal proceedings are pending or, to the knowledge of Borrower, threatened with respect to the zoning of the Property. Neither the zoning nor any other right to construct, use or operate the Property is in any way dependent upon or related to any property other than the Property. All certifications, permits, licenses and approvals, including certificates of completion and occupancy permits required for the legal use, occupancy and operation of the Property (collectively, the “Licenses”), have been obtained and are in full force and effect. The use being made of the Property is in conformity with the certificate of occupancy issued for the Property and all other restrictions, covenants and conditions affecting the Property.

4.13       Contracts. There are no service, maintenance or repair contracts affecting the Property that are not terminable on one month’s notice or less without cause and without penalty or premium. All service, maintenance or repair contracts affecting the Property have been

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entered into at arms-length in the ordinary course of Borrower’s business and provide for the payment of fees in amounts and upon terms comparable to existing market rates.

4.14       Federal Reserve Regulations; Investment Company Act. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose that would be inconsistent with such Regulation U or any other regulation of such Board of Governors, or for any purpose prohibited by Legal Requirements or any Loan Document. Borrower is not (i) an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended; (ii) a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of either a “holding company” or a “subsidiary company” within the meaning of the Public Utility Holding Company Act of 1935, as amended; or (iii) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

4.15       Easements; Utilities and Public Access. To the best of Borrower’s knowledge, all easements, cross easements, licenses, air rights and rights-of-way or other similar property interests (collectively, “Easements”), if any, necessary for the full utilization of the Improvements for their intended purposes have been obtained, are described in the Title Insurance Policy and are in full force and effect without default thereunder. The Property has rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service it for its intended uses. All public utilities necessary or convenient to the full use and enjoyment of the Property are located in the public right-of-way abutting the Property, and all such utilities are connected so as to serve the Property without passing over other property absent a valid easement. All roads necessary for the use of the Property for its current purpose have been completed and dedicated to public use and accepted by all Governmental Authorities.

4.16       Physical Condition. The Property, including all Improvements, parking facilities, systems, Equipment and landscaping, are in good condition, order and repair in all material respects; to the best of Borrower’s knowledge, there exists no structural or other material defect or damages to the Property, whether latent or otherwise. Borrower has not received notice from any insurance company or bonding company of any defect or inadequacy in the Property, or any part thereof, which would adversely affect its insurability or cause the imposition of extraordinary premiums or charges thereon or any termination of any policy of insurance or bond. No portion of the Property is located in an area as identified by the Federal Emergency Management Agency as an area having special flood hazards. The Improvements have suffered no material casualty or damage which has not been fully repaired and the cost thereof fully paid.

4.17       Leases. The rent roll attached hereto as Schedule 3 (the “Rent Roll”) is true, complete and correct and the Property is not subject to any Leases other than the Leases described in the Rent Roll. Except as set forth on the Rent Roll: (i) each Lease is in full force and effect; (ii) the tenants under the Leases have accepted possession of and are in occupancy of all of their respective demised premises, have commenced the payment of rent under the Leases, and there are no offsets, claims or defenses to the enforcement thereof; (iii) all rents due and payable under the Leases have been paid and no portion thereof has been paid for any period more than 30 days in advance; (iv) the rent payable under each Lease is the amount of fixed rent

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set forth in the Rent Roll, and there is no claim or basis for a claim by the tenant thereunder for an adjustment to the rent; (v) no tenant has made any claim against the landlord under any Lease which remains outstanding, there are no defaults on the part of the landlord under any Lease, and no event has occurred which, with the giving of notice or passage of time, or both, would constitute such a default; (vi) to Borrower’s best knowledge, there is no present material default by the tenant under any Lease; (vii) all security deposits under Leases are held consistent with Section 3.8; (viii) Borrower is the sole owner of the entire lessor’s interest in each Lease; (ix) each Lease is the valid, binding and enforceable obligation of the Borrower and the applicable tenant thereunder; (x) no Person has any possessory interest in, or right to occupy, the Property except under the terms of the Lease; and (xi) each Lease is subordinate to the Loan Documents, either pursuant to its terms or pursuant to a subordination and attornment agreement. None of the Leases contains any option to purchase or right of first refusal to purchase the Property or any part thereof. Neither the Leases nor the Rents have been assigned or pledged except to Lender, and no other Person has any interest therein except the tenants thereunder.

4.18       Fraudulent Transfer. Borrower has not entered into the Loan or any Loan Document with the actual intent to hinder, delay, or defraud any creditor, and Borrower has received reasonably equivalent value in exchange for its obligations under the Loan Documents. Borrower does not intend to, and does not believe that it will, incur debts and liabilities (excluding in such calculation the Junior Indebtedness but including contingent liabilities and other commitments beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of Borrower).

4.19       Ownership of Borrower. The sole general partner in the Beneficial Interest Holder is the General Partner. Richard S. Curto and Connie L. Curto are the sole members of the General Partner. The only limited partners in the Beneficial Interest Holder are Richard Heise, the Casati-Heise Partnership and the Casati Alaska Community Property Trust. The membership interest in the General Partner and the general partnership interests in the Beneficial Interest Holder are owned free and clear of all Liens, warrants, options and rights to purchase as of the date hereof. The Beneficial Interest Holder has no obligation to any Person to purchase, repurchase or issue any ownership interest in it. The organizational chart attached hereto as Schedule 4 is complete and accurate and illustrates all Persons who have a direct or indirect ownership interest in the Beneficial Interest Holder. The sole beneficial interest holder in Borrower is the Beneficial Interest Holder.

4.20       Purchase Options. Neither the Property nor any part thereof is subject to any purchase options or other similar rights in favor of third parties.

4.21       Management Agreement. The Management Agreement is in full force and effect. There is no default, breach or violation existing thereunder, and to the best of Borrower’s knowledge, no event has occurred (other than payments due but not yet delinquent) that, with the passage of time or the giving of notice, or both, would constitute a default, breach or violation thereunder, by either party thereto.

4.22       Hazardous Substances. To the best of Borrower’s knowledge, after due inquiry, (i) The Property is not in violation of any Legal Requirement pertaining to or imposing liability or standards of conduct concerning environmental regulation, contamination or clean-up, including the Comprehensive Environmental Response, Compensation and Liability Act, the

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Resource Conservation and Recovery Act, the Emergency Planning and Community Right-to-Know Act of 1986, the Hazardous Substances Transportation Act, the Solid Waste Disposal Act, the Clean Water Act, the Clean Air Act, the Toxic Substance Control Act, the Safe Drinking Water Act, the Occupational Safety and Health Act, any state super-lien and environmental clean-up statutes (including with respect to Toxic Mold), any local law requiring related permits and licenses and all amendments to and regulations in respect of the foregoing laws (collectively, “Environmental Laws”); (ii) the Property is not subject to any private or governmental Lien or judicial or administrative notice or action or inquiry, investigation or claim relating to hazardous, toxic and/or dangerous substances, toxic mold or fungus of a type that may pose a risk to human health or the environment or would negatively impact the value of the Property (“Toxic Mold”) or any other substances or materials which are included under or regulated by Environmental Laws (collectively, “Hazardous Substances”); (iii) to the best of Borrower’s knowledge, after due inquiry, no Hazardous Substances are or have been (including the period prior to Borrower’s acquisition of the Property), discharged, generated, treated, disposed of or stored on, incorporated in, or removed or transported from the Property other than in compliance with all Environmental Laws; (iv) to the best of Borrower’s knowledge, after due inquiry, no Hazardous Substances are present in, on or under any nearby real property which could migrate to or otherwise affect the Property; (v) to the best of Borrower’s knowledge, after due inquiry, no Toxic Mold is on or about the Property which requires remediation; (vi) no underground storage tanks exist on the Property and the Property has never been used as a landfill; and (vii) Guarantor has not conducted any environmental investigations, studies, audits, reviews or other analyses which discloses an environmental hazard which has not been disclosed to Lender.

4.23       Name; Principal Place of Business. Borrower does not use and will not use any trade name and has not done and will not do business under any name other than its actual name set forth herein. The principal place of business of Borrower is its primary address for notices as set forth in Section 6.1, and Borrower has no other place of business.

4.24       Other Debt. There is no indebtedness with respect to the Property or any excess cash flow or any residual interest therein, whether secured or unsecured, other than Permitted Encumbrances and Permitted Indebtedness.

All of the representations and warranties in this Article 4 and elsewhere in the Loan Documents (i) shall survive for so long as any portion of the Debt remains owing to Lender and (ii) shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf, provided, however, that the representations, warranties and covenants set forth in Section 4.22 shall survive in perpetuity.

5.	COVENANTS

Until the end of the Term, Borrower hereby covenants and agrees with Lender that:

5.1         Existence. Each Fee Holder, the Beneficial Interest Holder and the General Partner shall (i) do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, and franchises, (ii) continue to engage in the business presently conducted by it, (iii) obtain and maintain all Licenses, and (iv) qualify to do business and remain in good standing under the laws of each jurisdiction, in each case as and to the extent required for the ownership, maintenance, management and operation of the Property.

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5.2         Taxes and Other Charges. Subject to the terms of Section 3.3, Borrower shall pay all Taxes and Other Charges as the same become due and payable, and deliver to Lender receipts for payment or other evidence satisfactory to Lender that the Taxes and Other Charges have been so paid no later than 30 days before they would be delinquent if not paid (provided, however, that Borrower need not pay such Taxes nor furnish such receipts for payment of Taxes to be paid by Lender pursuant to Section 3.3). Borrower shall not suffer and shall promptly cause to be paid and discharged any Lien against the Property, and shall promptly pay for all utility services provided to the Property. After prior notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application of any Taxes or Other Charges, provided that (i) no Event of Default has occurred and is continuing, (ii) such proceeding shall suspend the collection of the Taxes or such Other Charges, (iii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower is subject and shall not constitute a default thereunder, (iv) no part of or interest in the Property will be in danger of being sold, forfeited, terminated, canceled or lost, (v) Borrower shall have furnished such security as may be required in the proceeding, or as may be reasonably requested by Lender, to insure the payment of any such Taxes or Other Charges, together with all interest and penalties thereon, which shall not be less than 125% of the Taxes and Other Charges being contested or provide Lender with an endorsement to Lender’s Title Policy insuring over any such lien, and (vi) Borrower shall promptly upon final determination thereof pay the amount of such Taxes or Other Charges, together with all costs, interest and penalties (“Right to Contest”). Lender may pay over any such security or part thereof held by Lender to the claimant entitled thereto at any time when, in the judgment of Lender, the entitlement of such claimant is established.

5.3         Access to Property. Borrower shall permit agents, representatives, consultants and employees of Lender to inspect the Property or any part thereof at reasonable hours upon reasonable advance notice.

5.4	Repairs; Maintenance and Compliance; Alterations.

5.4.1        Repairs; Maintenance and Compliance. Borrower shall at all times maintain, preserve and protect all franchises and trade names, and Borrower shall cause the Property to be maintained in a good and safe condition and repair and shall not remove, demolish or alter the Improvements or Equipment (except for alterations performed in accordance with Section 5.4.2 and normal replacement of Equipment with Equipment of equivalent value and functionality). Borrower shall promptly comply with all Legal Requirements and immediately cure properly any violation of a Legal Requirement. Borrower shall notify Lender in writing within one Business Day after Borrower first receives notice of any such non-compliance. Borrower shall promptly repair, replace or rebuild any part of the Property that becomes damaged, worn or dilapidated and shall complete and pay for any Improvements at any time in the process of construction or repair.

5.4.2        Alterations. Borrower may, without Lender’s consent, perform alterations to the Improvements and Equipment which (i) do not constitute a Material Alteration, (ii) do not adversely affect Borrower’s financial condition or the value or Net Operating Income of the Property and (iii) are in the ordinary course of Borrower’s business. Borrower shall not perform any Material Alteration without Lender’s prior written consent, which consent shall not

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be unreasonably withheld; provided, however, that Lender may, in its sole and absolute discretion, withhold consent to any Material Alteration the cost of which is reasonably estimated to exceed $750,000 or which is likely to result in a decrease of Net Operating Income by 2.5% or more for a period of 30 days or longer. Lender may, as a condition to giving its consent to a Material Alteration, require that Borrower deliver to Lender security for payment of the cost of such Material Alteration in an amount equal to 125% of the cost of the Material Alteration as estimated by Lender. Upon substantial completion of the Material Alteration, Borrower shall provide evidence satisfactory to Lender that (i) the Material Alteration was constructed in accordance with applicable Legal Requirements and substantially in accordance with plans and specifications approved by Lender (which approval shall not be unreasonably withheld ), (ii) all contractors, subcontractors, materialmen and professionals who provided work, materials or services in connection with the Material Alteration have been paid in full and have delivered unconditional releases of lien and (iii) all material Licenses necessary for the use, operation and occupancy of the Material Alteration (other than those which depend on the performance of tenant improvement work) have been issued. Borrower shall reimburse Lender upon demand for all out-of-pocket costs and expenses (including the reasonable fees of any architect, engineer or other professional engaged by Lender) incurred by Lender in reviewing plans and specifications or in making any determinations necessary to implement the provisions of this Section 5.4.2.

5.5         Performance of Other Agreements. Borrower shall observe and perform each and every term to be observed or performed by it under the Loan Documents, and Borrower shall observe and perform each and every material term to be observed and performed by it pursuant to the terms of any agreement or instrument affecting or pertaining to the Property.

5.6         Cooperate in Legal Proceedings. Borrower shall cooperate fully with Lender with respect to, and permit Lender, at its option, to participate in, any proceedings before any Governmental Authority which may in any way affect the rights of Lender under any Loan Document.

5.7         Further Assurances. Borrower shall, at Borrower’s sole cost and expense, (i) execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence, preserve and/or protect the collateral at any time securing or intended to secure the Debt and/or for the better and more effective carrying out of the intents and purposes of the Loan Documents, as Lender may reasonably require from time to time; and (ii) upon Lender’s request therefor given from time to time after the occurrence of any Event of Default pay for (a) reports of UCC, federal tax lien, state tax lien, judgment and pending litigation searches with respect to the Fee Holder, the Beneficial Interest Holder and the General Partner, and (b) searches of title to the Property, each such search to be conducted by search firms reasonably designated by Lender in each of the locations reasonably designated by Lender.

5.8	Environmental Matters.

5.8.1        Hazardous Substances. So long as Borrower owns or is in possession of the Property, Borrower shall (i) keep the Property free from Hazardous Substances and in compliance with all Environmental Laws, (ii) promptly notify Lender if Borrower shall become aware that (A) any Hazardous Substance is on or near the Property in violation of Environmental Laws, (B) the Property is in violation of any Environmental Laws or (C) any condition on or near

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the Property shall pose a threat to the health, safety or welfare of humans and (iii) remove such Hazardous Substances and/or cure such violations and/or remove such threats, as applicable, as required by law, promptly after Borrower becomes aware of same, at Borrower’s sole expense. Nothing herein shall prevent Borrower from recovering such expenses from any other party that may be liable for such removal or cure.

5.8.2	Environmental Monitoring.

(a)        Borrower shall give prompt written notice to Lender of (i) any proceeding or inquiry by any party (including any Governmental Authority) with respect to the presence of any Hazardous Substance on, under, from or about the Property, (ii) all claims made or threatened by any third party (including any Governmental Authority) against Borrower or the Property or any party occupying the Property relating to any loss or injury resulting from any Hazardous Substance, and (iii) Borrower’s discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Property that could cause the Property to be subject to any investigation or cleanup pursuant to any Environmental Law. Upon becoming aware of the presence of mold or fungus at the Property, Borrower shall perform or cause to be performed all acts required under applicable law for the remediation of any Toxic Mold (including taking any action necessary to clean and disinfect any portions of the Property affected by Toxic Mold, including providing any necessary moisture control systems at the Property, if and to the extent required), and (ii) provide evidence reasonably satisfactory to Lender of the foregoing. Borrower shall permit Lender to join and participate in, as a party if it so elects, any legal or administrative proceedings or other actions initiated with respect to the Property in connection with any Environmental Law or Hazardous Substance, and Borrower shall pay all reasonable attorneys’ fees and disbursements incurred by Lender in connection therewith.

(b)        Upon Lender’s request, if Lender in its good faith judgment determines that reasonable cause exists for the performance of such environmental inspection or audit, then at any time and from time to time, Borrower shall provide an inspection or audit of the Property prepared by a licensed hydrogeologist, licensed environmental engineer or qualified environmental consulting firm approved by Lender in its reasonable discretion assessing the presence or absence of Hazardous Substances on, in or near the Property. The cost and expense of such audit or inspection shall be paid by Borrower. Such inspections and audit may include soil borings and ground water monitoring. If Borrower fails to provide any such inspection or audit within 45 days after such request, Lender may order same, and Borrower hereby grants to Lender and its employees and agents access to the Property and a license to undertake such inspection or audit.

(c)        If any environmental site assessment report prepared in connection with such inspection or audit recommends that an operations and maintenance plan be implemented for any Hazardous Substance, whether such Hazardous Substance existed prior to the ownership of the Property by Borrower, or presently exists or is reasonably suspected of existing, Borrower shall cause such operations and maintenance plan to be prepared and implemented at its expense upon request of Lender, and with respect to any Toxic Mold, Borrower shall take all action necessary to clean and disinfect any portions of the Improvements affected by Toxic Mold in or about the Improvements, including providing any necessary moisture control systems at the Property. If any investigation, site monitoring, containment, cleanup, removal, restoration or other work of any kind is required under an applicable Environmental Law (“Remedial Work”),

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Borrower shall commence all such Remedial Work within 30 days after written demand by Lender and thereafter diligently prosecute to completion all such Remedial Work within such period of time as may be required under applicable law. All Remedial Work shall be performed by licensed contractors approved in advance by Lender, in its reasonable discretion, and under the supervision of a consulting engineer approved by Lender, in its reasonable discretion. All costs of such Remedial Work shall be paid by Borrower, including Lender’s reasonable attorneys’ fees and disbursements incurred in connection with the monitoring or review of such Remedial Work. If Borrower does not timely commence and diligently prosecute to completion the Remedial Work, Lender may (but shall not be obligated to) cause such Remedial Work to be performed at Borrower’s expense. Notwithstanding the foregoing, Borrower shall not be required to commence such Remedial Work within the above specified time period: (x) if prevented from doing so by any Governmental Authority, (y) if commencing such Remedial Work within such time period would result in Borrower or such Remedial Work violating any Environmental Law, or (z) if Borrower, at its expense and after prior written notice to Lender, is contesting by appropriate legal, administrative or other proceedings, conducted in good faith and with due diligence, the need to perform Remedial Work. Borrower shall have the right to contest the need to perform such Remedial Work, provided that, (1) Borrower is permitted by the applicable Environmental Laws to delay performance of the Remedial Work pending such proceedings, (2) neither the Property nor any part thereof or interest therein will be sold, forfeited or lost if Borrower fails to promptly perform the Remedial Work being contested, and if Borrower fails to prevail in contest, Borrower would thereafter have the opportunity to perform such Remedial Work, (3) Lender would not, by virtue of such permitted contest, be exposed to any risk of any civil liability for which Borrower has not furnished additional security as provided in clause (4) below, or to any risk of criminal liability, and neither the Property nor any interest therein would be subject to the imposition of any Lien for which Borrower has not furnished additional security as provided in clause (4) below, as a result of the failure to perform such Remedial Work and (4) Borrower shall have furnished to Lender additional security in respect of the Remedial Work being contested and the loss or damage that may result from Borrower’s failure to prevail in such contest in such amount as may be reasonably requested by Lender but in no event less than one hundred twenty-five percent (125%) of the cost of such Remedial Work as reasonably estimated by Lender or Lender’s Consultant and any loss or damage that may result from Borrower’s failure to prevail in such contest.

(d)        Borrower shall not install or permit to be installed on the Property any underground storage tank.

5.9         Title to the Property. Borrower will warrant and defend the title to the Property, and the validity and priority of all Liens granted or otherwise given to Lender under the Loan Documents, subject only to Permitted Encumbrances, against the claims of all Persons.

5.10	Leases.

5.10.1      Generally. Upon request, Borrower shall furnish Lender with executed copies of all Leases then in effect. All renewals of Leases and all proposed leases shall provide for rental rates and terms comparable to existing local market rates and shall be arm’s length transactions with bona fide, independent third-party tenants.

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5.10.2      Major Leases. Borrower shall not enter into a proposed Major Lease or a proposed renewal, extension or modification of an existing Major Lease without the prior written consent of Lender, which consent shall not, so long as no Event of Default is continuing, be unreasonably withheld. Prior to seeking Lender’s consent to any Major Lease, Borrower shall deliver to Lender a copy of such proposed lease (a “Proposed Major Lease”) blacklined to show changes from the standard form of Lease approved by Lender and then being used by Borrower. Lender shall approve or disapprove each Proposed Major Lease or proposed renewal, extension or modification of an existing Major Lease for which Lender’s approval is required under this Agreement within 15 Business Days of the submission by Borrower to Lender of a written request for such approval, accompanied by a final copy of the Proposed Major Lease or proposed renewal, extension or modification of an existing Major Lease. If requested by Borrower, Lender will grant conditional approvals of Proposed Major Leases or proposed renewals, extensions or modifications of existing Major Leases at any stage of the leasing process, from initial “term sheet” through negotiated lease drafts, provided that Lender shall retain the right to disapprove any such Proposed Major Lease or proposed renewal, extension or modification of an existing Major Lease, if subsequent to any preliminary approval material changes are made to the terms previously approved by Lender, or additional material terms are added that had not previously been considered and approved by Lender in connection with such Proposed Major Lease or proposed renewal, extension or modification of an existing Major Lease. Provided that no Event of Default is continuing, if Borrower provides Lender with a written request for approval (which written request shall specifically refer to this Section 5.10.2 and shall explicitly state that failure by Lender to approve or disapprove within 15 Business Days will constitute a deemed approval) and Lender fails to reject the request in writing delivered to Borrower within 15 Business Days after receipt by Lender of the request, the Proposed Major Lease or proposed renewal, extension or modification of an existing Major Lease shall be deemed approved by Lender, and Borrower shall be entitled to enter into such Proposed Major Lease or proposed renewal, extension or modification of an existing Major Lease.

5.10.3      Minor Leases. Notwithstanding the provisions of Section 5.10.2 above, provided that no Event of Default is continuing, renewals, amendments and modifications of existing Leases and proposed leases, shall not be subject to the prior approval of Lender provided (i) the proposed lease would be a Minor Lease or the existing Lease as amended or modified or the renewal Lease is a Minor Lease, (ii) the proposed lease shall be written substantially in accordance with the standard form of Lease which shall have been approved by Lender, subject to any commercially reasonable changes made in the course of negotiation with the applicable tenant, (iii) the Lease as amended or modified or the renewal Lease or series of leases or proposed lease or series of leases: (a) shall provide for net effective rental rates comparable to existing local market rates, (b) shall have an initial term (together with all renewal options) of not less than three years or greater than ten years, (c) shall provide for automatic self-operative subordination to the Mortgage and, at Lender’s option, attornment to Lender, and (d) shall not contain any option to purchase, any right of first refusal to purchase, any right to terminate (except in the event of the destruction or condemnation of substantially all of the Property), any requirement for a non-disturbance or recognition agreement (unless attornment and a limitation of Lender’s liability is contained therein), or any other provision which might adversely affect the rights of Lender under the Loan Documents in any material respect. Borrower shall deliver to Lender copies of all Leases which are entered into pursuant to the preceding sentence together with Borrower’s certification that it has satisfied all of the conditions of the preceding sentence

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within ten days after the execution of the Lease. With respect to any Lease or proposed renewal, extension or modification of an existing Lease that requires Lender’s consent under this Section 5.10.3, provided that no Event of Default is continuing, if Borrower provides Lender with a written request for approval (which written request shall specifically refer to this Section 5.10.3 and shall explicitly state that failure by Lender to approve or disapprove within 15 Business Days will constitute a deemed approval) and Lender fails to reject the request in writing delivered to Borrower within 15 Business Days after receipt by Lender of the request, the proposed Lease or proposed renewal, extension or modification of an existing Lease shall be deemed approved by Lender, and Borrower shall be entitled to enter into such proposed Lease or proposed renewal, extension or modification of an existing Lease.

5.10.4      Additional Covenants with respect to Leases. Borrower (i) shall observe and perform the material obligations imposed upon the lessor under the Leases and shall not do or permit anything to impair the value of the Leases as security for the Debt; (ii) shall promptly send copies to Lender of all notices of default that Borrower shall send or receive under any Lease; (iii) shall enforce, in accordance with commercially reasonable practices for properties similar to the Property, the terms, covenants and conditions in the Leases to be observed or performed by the lessees, short of termination thereof; (iv) shall not collect any of the Rents more than one month in advance (other than security deposits); (v) shall not execute any other assignment of lessor’s interest in the Leases or the Rents (except as contemplated by the Loan Documents); (vi) shall not modify any Lease in a manner inconsistent with the Loan Documents; (vii) shall not convey or transfer or suffer or permit a conveyance or transfer of the Property so as to effect a merger of the estates and rights of, or a termination or diminution of the obligations of, lessees under Leases; (viii) shall not consent to any assignment of or subletting under any Major Lease unless required in accordance with its terms without the prior consent of Lender, which, with respect to a subletting, may not, so long as no Event of Default is continuing, be unreasonably withheld; and (ix) shall not cancel or terminate any Lease or accept a surrender thereof (except in the exercise of Borrower’s commercially reasonable judgment in connection with a tenant default under a Minor Lease or as required in accordance with its terms) without the prior consent of Lender, which consent shall not, so long as no Event of Default is continuing, be unreasonably withheld.

5.11       Estoppel Statement. After request by Lender, Borrower shall within fifteen days furnish Lender with a statement addressed to Lender, its successors and assigns, duly acknowledged and certified, setting forth (i) the unpaid Principal, (ii) the Interest Rate, (iii) the date installments of interest and/or Principal were last paid, (iv) any offsets or defenses to the payment of the Debt, and (v) that the Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification.

5.12	Property Management.

5.12.1      Management Agreement. Borrower shall (i) cause the Property to be managed pursuant to the Management Agreement; (ii) promptly perform and observe all of the covenants required to be performed and observed by it under the Management Agreement and do all things necessary to preserve and to keep unimpaired its rights thereunder; (iii) promptly notify Lender of any default under the Management Agreement of which it is aware; (iv) promptly deliver to Lender a copy of each financial statement, business plan, capital expenditure plan, and property improvement plan and any other notice, report and estimate received by Borrower under

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the Management Agreement; and (v) promptly enforce the performance and observance of all of the covenants required to be performed and observed by Manager under the Management Agreement. Without Lender’s prior written consent, Borrower shall not (a) surrender, terminate, cancel, extend or renew the Management Agreement or otherwise replace the Manager or enter into any other management agreement (except pursuant to Section 5.12.2); (b) reduce or consent to the reduction of the term of the Management Agreement; (c) increase or consent to the increase of the amount of any charges under the Management Agreement; (d) otherwise modify, change, supplement, alter or amend in any material respect, or waive or release any of its rights and remedies under, the Management Agreement; (e) suffer or permit the occurrence and continuance of a default beyond any applicable cure period under the Management Agreement (or any successor management agreement) if such default permits the Manager to terminate the Management Agreement (or such successor management agreement); or (f) suffer or permit the ownership, management or control of the Manager to be transferred to a Person other than an Affiliate of the Guarantor.

5.12.2      Termination of Manager. Borrower shall not terminate the Manager or cancel, modify, amend, restate or otherwise amend the Management Agreement, without Lender prior written consent, exercised in Lender’s reasonable discretion. Notwithstanding anything to the contrary contained in the Management Agreement, upon any of the following: (i) the continuance of an Event of Default where Lender has accelerated the Indebtedness, or (ii) the continuation of an Event of Default, where Lender has not accelerated the Indebtedness but where Lender believes, in its good faith discretion, that Manager is either in breach of its duties under the Management Agreement or has committed a “Manager Bad Act” (as defined in clause (vi) below), or (iii) Manager is in default beyond any applicable cure period under the Management Agreement, or (iv) upon the gross negligence, malfeasance or willful misconduct of the Manager (each a “Manager Bad Act”), Lender shall have the right to cause Borrower to terminate the Management Agreement and Borrower shall replace the Manager with a replacement manager acceptable to Lender in Lender’s reasonable discretion, on terms and conditions reasonably satisfactory to Lender. Borrower’s failure to appoint an acceptable manager within thirty (30) days after Lender’s request of Borrower to so replace the Manager shall constitute an immediate Event of Default. If at any time Lender consents to the appointment of a new manager, such new manager and Borrower shall, as a condition of Lender’s consent, execute a consent and subordination of management agreement substantially in the form of the Consent and Subordination of Manager of even date herewith executed and delivered by Manager to Lender.

5.13       Special Purpose Bankruptcy Remote Entity. The General Partner and the Beneficial Interest Holder shall at all times be a Special Purpose Bankruptcy Remote Entity. Neither the General Partner nor the Beneficial Interest Holder shall directly or indirectly make any change, amendment or modification to its organizational documents, or otherwise take any action which could result in the General Partner or the Beneficial Interest Holder not being a Special Purpose Bankruptcy Remote Entity. A “Special Purpose Bankruptcy Remote Entity” shall have the meaning set forth on Schedule 5 hereto.

5.14	Reserved.

5.15       Change in Business or Operation of Property. Borrower shall not purchase or own any real property other than the Property and shall not enter into any line of business other

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than the ownership and operation of the Property, or make any material change in the scope or nature of its business objectives, purposes or operations, or undertake or participate in activities other than the continuance of its present business or otherwise cease to operate the Property as an office property or terminate such business for any reason whatsoever (other than temporary cessation in connection with renovations to the Property).

5.16       Debt Cancellation. Borrower shall not cancel or otherwise forgive or release any claim or debt (other than termination of Leases in accordance herewith) owed to Borrower by any Person, except for adequate consideration and in the ordinary course of Borrower’s business.

5.17       Affiliate Transactions. Borrower shall not enter into, or be a party to, any transaction with an Affiliate of Borrower or any of the partners of Borrower except in the ordinary course of business and on terms which are fully disclosed to Lender in advance and are no less favorable to Borrower or such Affiliate than would be obtained in a comparable arm’s length transaction with an unrelated third party.

5.18       Zoning. Borrower shall not initiate or consent to any zoning reclassification of any portion of the Property or seek any variance under any existing zoning ordinance or use or permit the use of any portion of the Property in any manner that could result in such use becoming a non conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, without the prior consent of Lender.

5.19       No Joint Assessment. Borrower shall not suffer, permit or initiate the joint assessment of the Property (i) with any other real property constituting a tax lot separate from the Property, and (ii) with any portion of the Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to the Property.

5.20       Principal Place of Business. Borrower shall not change its principal place of business or chief executive office located at 77 West Wacker Drive, Suite 3900, Chicago, Illinois 60601, without first giving Lender 30 days’ prior notice.

5.21       Change of Name, Identity or Structure. Borrower shall not change its name, identity (including its trade name or names) or Borrower’s corporate, partnership or other structure without notifying Lender of such change in writing at least thirty (30) days prior to the effective date of such change and, in the case of a change in Borrower’s structure, without first obtaining the prior written consent of Lender. Borrower shall execute and deliver to Lender, prior to or contemporaneously with the effective date of any such change, any financing statement or financing statement change required by Lender to establish or maintain the validity, perfection and priority of the security interest granted herein. At the request of Lender, Borrower shall execute a certificate in form satisfactory to Lender listing the trade names under which Borrower intends to operate the Property, and representing and warranting that Borrower does business under no other trade name with respect to the Property.

5.22       Indebtedness. Borrower shall not directly or indirectly create, incur or assume any indebtedness other than the (i) Debt, (ii) the second lien mortgage loan held by Prime Group Realty, L.P., and (ii) unsecured trade payables incurred in the ordinary course of business relating to the ownership and operation of the Property which (A) are not evidenced by a note,

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(B) do not exceed, at any time, a maximum aggregate amount of 2% of the original amount of the Principal and (C) are paid within ninety (90) days of the date incurred (collectively, “Permitted Indebtedness”), subject to the Right to Contest set forth in Section 5.2.

5.23       Licenses. Borrower shall not Transfer any License required for the operation of the Property.

5.24       Compliance with Restrictive Covenants, Etc. Borrower will not enter into, modify, waive in any material respect or release any Easements, restrictive covenants or other Permitted Encumbrances required in connection with the ownership, operation or use of the Property, or suffer, consent to or permit the foregoing, without Lender’s prior written consent, which consent may be granted or denied in Lender’s sole discretion.

5.25	ERISA.

(1)        Borrower shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Note, this Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA.

(2)        Borrower shall not maintain, sponsor, contribute to or become obligated to contribute to, or suffer or permit any ERISA Affiliate of Borrower to, maintain, sponsor, contribute to or become obligated to contribute to, any Plan or any Welfare Plan or permit the assets of Borrower to become “plan assets,” whether by operation of law or under regulations promulgated under ERISA.

(3)        Borrower shall deliver to Lender such certifications or other evidence from time to time throughout the Term, as requested by Lender in its sole discretion, that (A) Borrower is not and does not maintain an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a “governmental plan” within the meaning of Section 3(3) of ERISA; (B) Borrower is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; and (C) the assets of Borrower do not constitute “plan assets” within the meaning of 29 C.F.R. Section 2510.3-101.

5.26       Prohibited Transfers. Except as expressly provided below, without Lender’s prior written consent, which consent may be granted or withheld in Lender’s sole discretion, (i) Borrower shall not sell, assign, convey, transfer or otherwise dispose of any legal, beneficial or equitable interest in all or any part of the Property; (ii) the Beneficial Interest Holder shall not sell, assign, convey, transfer or otherwise dispose of all or any portion of the beneficial interest in the Borrower, nor shall it suffer or permit Fee Title Holder to convey or mortgage all or any of the Property, (iii) General Partner shall not sell, assign, convey, transfer or otherwise dispose of all or any portion of its general partnership interest in the Beneficial Interest Holder; (iv) no owner of any direct or indirect ownership interest in Guarantor shall transfer such interest, whether by transfer of partnership, membership, stock or other beneficial interest in any entity or other, and (v) Borrower shall not mortgage, hypothecate or otherwise encumber or permit to be encumbered or grant or permit to be granted a security interest in all or any part of the Property or the beneficial ownership interest in Borrower held by the Beneficial Interest Holder, subject

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however to the right of the Borrower to contest the same in accordance with the provisions hereof.

5.26.1      Permitted Transfers. Notwithstanding the foregoing, nothing in this Section 5.26 or the Loan Documents shall prohibit, and Lender’s consent shall not be required in connection with (except as expressly set forth herein), the sale or transfer (without payment of any assumption fee which would otherwise be applicable) of:

(a)        title or interests under any will or testament or applicable law of descent; or

(b)        any direct or indirect limited partnership interests in the Beneficial Interest Holder; or

(c)        the direct or indirect sale, issuance, repurchase, exchange or other transfer of any shares or other securities or interests in Guarantor or Prime Group Realty Trust (“PGRT”) which are listed on any national securities exchange or quoted on the NASDAQ National Market System; or

(d)        prior to the stock sale/transfer set forth in Clause (e) below, any or all of the operating partnership units in Guarantor held by persons other than PGRT, may be transferred to a third party or exchanged for shares in PGRT so long as PGRT remains the managing general partner of Guarantor;

(e)        with Lender’s reasonable prior written consent, any or all the common shares in PGRT, and/or any or all of the operating partnership units in the Guarantor to affiliates of The Lightstone Group, LLC which are controlled, directly or indirectly, by David Lichtenstein (“Lichtenstein”) and owned, directly or indirectly, in majority by Lichtenstein, individually or with his immediate family member(s) or trusts controlled by Lichtenstein (“Lightstone”), which Lender consent shall not be withheld if the financial condition of Lightstone is reasonably acceptable to Lender, as evidenced in the financial statements of Lightstone and/or Lichtenstein, as the case may be, delivered to Lender, as determined in Lender’s reasonable discretion; the term “immediate family member” shall mean a spouse or a child (biological or adopted) of such person; or

(f)         after the occurrence of the stock sale/transfer set forth in Clause (e) directly above, any or all the common shares in PGRT, and / or any or all of the operating partnership units in Guarantor may be transferred to a third party so long as Lichtenstein retains control, directly or indirectly, of such entity and continues to own, directly or indirectly, individually or with his immediate family member(s) or trusts controlled by Lichtenstein, in the aggregate, not less than 51% of all common voting interests in PGRT and the Guarantor; or

(g)        in connection with the transfer in Clause (e) above, with the reasonable prior written consent of Lender, a transfer of the interest in General Partner or a transfer by the General Partner of its general partnership interest in the Beneficial Interest Holder to a reputable, Single Purpose Bankruptcy Remote Entity controlled by a Person having the experience needed to fulfill the duties of the General Partner under the Partnership Agreement of the Beneficial Interest Holder and provided such transfer has been determined by Guarantor (as reasonably

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evidenced to Lender, including, the acknowledgment of the limited partners in the Beneficial Interest Holder, if and to the extent required to be obtained under the Tax Indemnity Agreement or the Partnership Agreement of the Beneficial Interest Holder) not to cause a Tax Event under the Tax Indemnity Agreement.

Any transfer of all or substantially all of the beneficial interests in Manager to a party other than Lightstone pursuant to the transfer set forth in Clause (e) above or otherwise, or any change in the Manager from Prime Group Management, LLC or any modification to the management agreement, without the prior written consent of the Lender, which consent shall not be unreasonably withheld, shall be an event of default under the Loan Documents.

5.26.2	Permitted Right to Transfer the Property.

(a)        Notwithstanding the “due-on-sale” provisions of the Loan Documents to the contrary, Lender shall permit a one-time transfer of the Property provided that all of the following conditions are satisfied: (i) no Default or Event of Default has occurred and is then continuing; (ii) Borrower has paid to Lender an assumption fee of one-half percent (1/2%) of the outstanding principal balance of the Secured Obligations; (iii) if the proposed transferee is a land trust, Lender has received a first-lien collateral assignment of all beneficial interest therein; (iv) Lender has received and has had a reasonable opportunity to review all material documents and agreements executed or to be executed in connection with the proposed transfer; (v) the non-economic terms (e.g., those terms other than interest rate, payment schedule, principal balance, and non-recourse nature (subject to exceptions thereto customarily included by Lender in loan documents)) of the Loan Documents have been modified as Lender may request in good faith, provided such modifications do not adversely affect Borrower’s or Guarantor’s rights or increase Borrower’s or Guarantor’s obligations under the Loan Documents; (vi) the proposed transferee has assumed all of Borrower’s obligations under the Loan Documents; (vii) Lender has received at least thirty (30) days’ prior written notice of the proposed transfer; (viii) the proposed transferee and, if applicable, its general partners have, in the reasonable judgment of Lender exercised in good faith, a net worth equal to the net worth of Borrower as of the date hereof or otherwise satisfactory to Lender, and a satisfactory history of owning, operating and leasing property similar to the Property; (ix) the proposed transferee and, if applicable, its general partners have, in the reasonable judgment of Lender exercised in good faith, a satisfactory credit history and professional reputation and character; (x) the Debt Service Coverage Ratio is not less than 1.35x calculated as of the end of the calendar quarter, based on the capped interest rate of 8.25% and the debt service payments for the same period, and Lender receives satisfactory evidence that such ratio will be maintained for the succeeding twelve (12) months; (xi) the Loan-to-Value Ratio (excluding the second priority mortgage held by Guarantor), taking into account all obligations secured by liens on the Property does not exceed 70%; (xii) Borrower pays all actual out-of-pocket costs and expenses incurred by Lender in connection with such transfer, including, without limitation, all reasonable legal, processing, accounting, title insurance, and appraisal fees, whether or not such transfer is actually consummated; (xiii) at Lender’s option, Lender has received an endorsement to its mortgagee’s title insurance policy at Borrower’s expense, which endorsement states that the lien of the Mortgage remains a first and prior lien against the Property subject to no exceptions other than as reasonably approved by Lender; and (xiv) principals of the proposed transferee acceptable to Lender in its reasonable discretion execute a guaranty agreement in the form of the Guaranty and an environmental indemnity agreement in the form of the Environmental Indemnity Agreement. Upon the satisfaction of the

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foregoing conditions, Lender shall release Borrower and Guarantor from liability under the Loan Documents except to the extent that, prior to such release, any full-recourse liability has arisen under any of the Loan Documents. The foregoing right to transfer the Property shall terminate upon conveyance of the Property by the initial Borrower named herein.

5.27       Liens. Without Lender’s prior written consent, Borrower shall not create, incur, assume, permit or suffer to exist any Lien on all or any portion of the Property or any direct or indirect legal or beneficial ownership interest in Borrower, the General Partner and the Beneficial Interest Holder, except Liens in favor of Lender and Permitted Encumbrances, unless such Lien is bonded or discharged within 30 days after Borrower first receives notice of such Lien or otherwise contested in accordance with the terms of Section 5.2.

5.28       Dissolution. Borrower shall not (i) voluntarily dissolve, liquidate or consolidate or merge with or into any other business entity, (ii) engage in any business activity not related to the ownership and operation of the Property or (iii) transfer, lease or sell, in one transaction or any combination of transactions, all or substantially all of the property or assets of Borrower except to the extent expressly permitted by the Loan Documents.

5.29       Expenses. Borrower shall reimburse Lender upon receipt of notice for all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by Lender or Servicer in connection with the Loan, including (i) the preparation, negotiation, execution and delivery of the Loan Documents and the consummation of the transactions contemplated thereby and all the costs of furnishing all opinions by counsel for Borrower; (ii) Borrower’s and Lender’s ongoing performance under and compliance with the Loan Documents, including confirming compliance with environmental and insurance requirements; (iii) except as otherwise provided for in Section 9, the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications of or under any Loan Document and any other documents or matters requested by Lender; (iv) filing and recording of any Loan Documents; (v) title insurance, surveys, inspections and appraisals; (vi) the creation, perfection or protection of Lender’s Liens in the Property and the Cash Management Accounts (including fees and expenses for title and lien searches, intangibles taxes, personal property taxes, Mortgage, recording taxes, due diligence expenses, travel expenses, accounting firm fees, costs of appraisals, environmental reports and Lender’s Consultant, surveys and engineering reports); (vii) enforcing or preserving any rights in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower, the Loan Documents, the Property, or any other security given for the Loan; (viii) fees charged by Servicer or the Rating Agencies in connection with the Loan or any modification thereof and (ix) enforcing any obligations of or collecting any payments due from Borrower under any Loan Document or with respect to the Property or in connection with any refinancing or restructuring of the Loan in the nature of a “work-out”, or any insolvency or bankruptcy proceedings. Any costs and expenses due and payable by Borrower hereunder which are not paid by Borrower within ten Business days after demand may be paid from any amounts in the Cash Collateral Subaccount, with notice thereof to Borrower. The obligations and liabilities of Borrower under this Section 5.29 shall survive the Term and the exercise by Lender of any of its rights or remedies under the Loan Documents, including the acquisition of the Property by foreclosure or a conveyance in lieu of foreclosure.

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5.30       Indemnity. Borrower shall defend, indemnify and hold harmless Lender and each of its Affiliates and their respective successors and assigns, including the directors, officers, partners, members, shareholders, participants, employees, professionals and agents of any of the foregoing (including any Servicer) and each other Person, if any, who Controls Lender, its Affiliates or any of the foregoing (each, an “Indemnified Party”), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for an Indemnified Party in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not Lender shall be designated a party thereto, court costs and costs of appeal at all appellate levels, investigation and laboratory fees, consultant fees and litigation expenses), that may be imposed on, incurred by, or asserted against any Indemnified Party (collectively, the “Indemnified Liabilities”) in any manner, relating to or arising out of or by reason of the Loan, including: (i) any breach by Borrower of its obligations under, or any misrepresentation by Borrower contained in, any Loan Document; (ii) the use or intended use of the proceeds of the Loan; (iii) any information provided by or on behalf of Borrower, or contained in any documentation approved by Borrower; (iv) ownership of the Mortgage, the Property or any interest therein, or receipt of any Rents; (v) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (vi) any use, nonuse or condition in, on or about the Property or on adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (vii) performance of any labor or services or the furnishing of any materials or other property in respect of the Property; (viii) the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release, or threatened release of any Hazardous Substance on, from or affecting the Property; (ix) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Substance; (x) any lawsuit brought or threatened, settlement reached, or government order relating to such Hazardous Substance; (xi) any violation of the Environmental Laws which is based upon or in any way related to such Hazardous Substance, including the costs and expenses of any Remedial Work; (xii) any failure of the Property to comply with any Legal Requirement; (xiii) any claim by brokers, finders or similar persons claiming to be entitled to a commission in connection with any Lease or other transaction involving the Property or any part thereof, or any liability asserted against Lender with respect thereto; and (xiv) the claims of any lessee of any portion of the Property or any Person acting through or under any lessee or otherwise arising under or as a consequence of any Lease; provided, however, that Borrower shall not have any obligation to any Indemnified Party hereunder to the extent that it is finally judicially determined that such Indemnified Liabilities arise from the gross negligence, illegal acts, fraud or willful misconduct of such Indemnified Party. Any amounts payable to any Indemnified Party by reason of the application of this paragraph shall be payable on demand and shall bear interest at the Default Rate from the date loss or damage is sustained by any Indemnified Party until paid. The obligations and liabilities of Borrower under this Section 5.30 shall survive the Term and the exercise by Lender of any of its rights or remedies under the Loan Documents, including the acquisition of the Property by foreclosure or a conveyance in lieu of foreclosure. Notwithstanding the foregoing, in no event shall Borrower be required to indemnify Lender for any acts which occur after the date Lender succeeds to Borrower’s interest in the Property.

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5.31       Patriot Act Compliance. (a) Borrower will use its good faith and commercially reasonable efforts to comply with the Patriot Act (as defined below) and all applicable requirements of governmental authorities having jurisdiction over Borrower and the Property, including those relating to money laundering and terrorism. Lender shall have the right to audit Borrower’s compliance with the Patriot Act and all applicable requirements of governmental authorities having jurisdiction over Borrower and the Property, including those relating to money laundering and terrorism. In the event that Borrower fails to comply with the Patriot Act or any such requirements of governmental authorities, then Lender may, at its option, cause Borrower to comply therewith and any and all reasonable costs and expenses incurred by Lender in connection therewith shall be secured by the Mortgage and the other Loan Documents and shall be immediately due and payable. For purposes hereof, the term “Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as the same may be amended from time to time, and corresponding provisions of future laws.

(b)        Neither Beneficial Interest Holder nor to the best of Borrower’s knowledge, any partner in Beneficial Interest Holder or member of such partner nor any owner of a direct or indirect interest in Beneficial Interest Holder (a) is listed on any Government Lists (as defined below), (b) is a person who has been determined by competent authority to be subject to the prohibitions contained in Presidential Executive Order No. 13224 (Sept. 23, 2001) or any other similar prohibitions contained in the rules and regulations of OFAC (as defined below) or in any enabling legislation or other Presidential Executive Orders in respect thereof, (c) has been previously indicted for or convicted of any felony involving a crime or crimes of moral turpitude or for any Patriot Act Offense (as defined below), or (d) is currently under investigation by any governmental authority for alleged criminal activity. For purposes hereof, the term “Patriot Act Offense” means any violation of the criminal laws of the United States of America or of any of the several states, or that would be a criminal violation if committed within the jurisdiction of the United States of America or any of the several states, relating to terrorism or the laundering of monetary instruments, including any offense under (a) the criminal laws against terrorism; (b) the criminal laws against money laundering, (c) the Bank Secrecy Act, as amended, (d) the Money Laundering Control Act of 1986, as amended, or the (e) Patriot Act. “Patriot Act Offense” also includes the crimes of conspiracy to commit, or aiding and abetting another to commit, a Patriot Act Offense. For purposes hereof, the term “Government Lists” means (i) the Specially Designated Nationals and Blocked Persons Lists maintained by Office of Foreign Assets Control (“OFAC”), (ii) any other list of terrorists, terrorist organizations or narcotics traffickers maintained pursuant to any of the Rules and Regulations of OFAC that Lender notified Borrower in writing is now included in “Governmental Lists”, or (iii) any similar lists maintained by the United States Department of State, the United States Department of Commerce or any other government authority or pursuant to any Executive Order of the President of the United States of America that Lender notified Borrower in writing is now included in “Governmental Lists.”

6.	NOTICES AND REPORTING

6.1         Notices. All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document (a “Notice”) shall be given in writing and shall be effective for all purposes if either hand delivered with receipt acknowledged, or by a nationally recognized overnight delivery service (such as Federal Express), or by certified or registered

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United States mail, return receipt requested, postage prepaid, or by facsimile and confirmed by facsimile answer back, in each case addressed as follows (or to such other address or Person as a party shall designate from time to time by notice to the other party): If to Lender: SunAmerica Life Insurance Company, 1999 Avenue of the Stars, 38th Floor, Los Angeles, California 90067, Attention: Director of Mortgage Finance, Facsimile (310) 772-6584, with a copy to: Brownstein Hyatt & Farber, P.C., 410 17th Street, 22nd Floor, Denver, Colorado 80202, Attention: Ana Lazo Tenzer, Facsimile (303) 223-1111; if to Borrowers: c/o CTA Partners, LLC, 77 West Wacker Drive, Suite 3900, Chicago, Illinois 60601; Attn: Richard S. Curto, Facsimile (312) 332-3843, with copies to Prime Group Realty, L.P. c/o Prime Group Realty Trust, 77 West Wacker Drive, Suite 3900, Attn: Jeffrey A. Patterson, President and CEO, Facsimile (312) 917-4230, and Attn: James F. Hoffman, General Counsel, Facsimile (312) 917-1684. A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; in the case of overnight delivery, upon the first attempted delivery on a Business Day; or in the case of facsimile, upon the confirmation of such facsimile transmission.

6.2         Borrower Notices and Deliveries. Borrower shall (a) give prompt written notice to Lender of: (i) any litigation, governmental proceedings or claims or investigations pending or threatened against Borrower, the General Partner or the Beneficial Interest Holder which might materially adversely affect Borrower’s, the General Partner’s or the Beneficial Interest Holder’s condition (financial or otherwise) or business or the Property; (ii) any material adverse change in Borrower’s or the General Partner’s, or the Beneficial Interest Holder’s condition, financial or otherwise, or of the occurrence of any Event of Default of which Borrower has knowledge; and (b) furnish and provide to Lender: (i) any Securities and Exchange Commission or other public filings, if any, of Borrower, the General Partner, the Beneficial Interest Holder, Manager, or any Affiliate of any of the foregoing within two (2) Business Days of such filing and (ii) all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, appraisals, title and other insurance reports and agreements, reasonably requested, from time to time, by Lender. In addition, after request by Lender (but no more frequently than once in any year), Borrower shall furnish to Lender (x) within ten Business days, a certificate addressed to Lender, its successors and assigns reaffirming all representations and warranties of Borrower set forth in the Loan Documents as of the date requested by Lender or, to the extent of any changes to any such representations and warranties, so stating such changes, and (y) Borrower shall use commercially reasonable efforts to deliver within 45 days, tenant estoppel certificates addressed to Lender, its successors and assigns from each tenant at the Property in form and substance reasonably satisfactory to Lender.

6.3	Financial Reporting.

6.3.1        Bookkeeping. Borrower shall keep on a calendar year basis, in accordance with GAAP, proper and accurate books, records and accounts reflecting all of the financial affairs of Borrower and all items of income and expense and any services, Equipment or furnishings provided in connection with the operation of the Property, whether such income or expense is realized by Borrower, Manager or any Affiliate of Borrower. Lender shall have the right from time to time during normal business hours upon reasonable notice to examine such books, records and accounts at the office of Borrower or other Person maintaining them, and to make such copies or extracts thereof as Lender shall desire. After an Event of Default, Borrower

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shall pay any costs incurred by Lender to examine such books, records and accounts, as Lender shall determine to be necessary or appropriate in the protection of Lender’s interest.

6.3.2        Annual and Quarterly Reports. During the term of the Loan, within forty-five (45) days after the end of each calendar quarter and within ninety (90) days after the end of each fiscal year of Borrower, Borrower will furnish to Lender (a) operating statements for the Property as of the end of and for the preceding quarter and fiscal year, as applicable, prepared against the budget for such year; (b) a certified rent roll signed and dated by Manager detailing the names of all tenants under the Leases, the portion of the improvements on the Property occupied by each tenant, the rent and any other charges payable under each Lease and the term of each Lease; and (c) an annual balance sheet and profit and loss statement of Guarantor. The financial statements and reports described in (a) and (c) above shall be in such detail as Lender may reasonably require, shall be prepared in accordance with generally accepted accounting principles consistently applied, and shall be accompanied by an Officer’s Certificate certifying that the attached reports are true and correct (or, upon the occurrence of an Event of Default, upon request by Lender, such operating statements, balance sheets, and profit and loss statements shall be certified by an independent certified public accountant acceptable to Lender). Beneficial Interest Holder will also furnish or cause to be furnished to Lender within thirty (30) days of Lender’s request, any other financial reports or statements of Beneficial Interest Holder or the Property, including, without limitation, balance sheets, profit and loss statements, other financial statements, and certified rent rolls, required under any of the Loan Documents, requested by any regulatory or governmental authority exercising jurisdiction over Lender, or reasonably requested by Lender from time to time. In connection with calculations required under the terms of this Loan Agreement, Borrower shall also furnish, upon request, to Lender calculation of Net Operating Income and other information necessary and sufficient under GAAP to fairly represent the financial position and results of operation of the Property during such period, all in form satisfactory to Lender.

6.3.3        Other Reports. Borrower shall furnish to Lender, within fifteen Business Days after request, such further detailed information with respect to the operation of the Property and the financial affairs of Borrower, the General Partner, the Beneficial Interest Holder or Manager as may be reasonably requested by Lender or any applicable Rating Agency.

6.3.4        Annual Budget. Borrower shall prepare and submit (or shall cause Manager to prepare and submit) to Lender within 30 days after a Cash Management Period and by December 15th of each year thereafter during the Term until such Cash Management Period has ended, for approval by Lender, which approval shall not be unreasonably withheld, a proposed pro forma budget for the Property for the succeeding calendar year (the “Annual Budget”, and each Annual Budget approved by Lender is referred to herein as the “Approved Annual Budget”)), and, promptly after preparation thereof, any revisions to such Annual Budget. The Annual Budget shall consist of (i) an operating expense budget showing, on a month-by-month basis, in reasonable detail, each line item of the Borrower’s anticipated operating income and operating expenses (on a cash and accrual basis), including amounts required to establish, maintain and/or increase any monthly payments required hereunder (and once such Annual Budget has been approved by Lender, such operating expense budget shall be referred to herein as the “Approved Operating Budget”), and (ii) a Capital Expense budget showing, on a month-by-month basis, in reasonable detail, each line item of anticipated Capital Expenses (and once such Annual Budget has been approved by Lender, such Capital Expense budget shall be

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referred to herein as the “Approved Capital Budget”). Until such time that any Annual Budget has been approved by Lender, the prior Approved Annual Budget shall apply for all purposes hereunder (with such adjustments as reasonably determined by Lender (including increases for any non-discretionary expenses)).

6.3.5        Breach. If Borrower fails to provide to Lender or its designee any of the financial statements, certificates, reports or information (the “Required Records”) required by this Section 6.3.6 within 30 days after the date upon which such Required Record is due, Borrower shall pay to Lender, at Lender’s option and in its sole discretion, an amount equal to $1,000 for each Required Record that is not delivered; and Borrower shall thereafter deliver to Lender within 30 days after Lender’s request for such payment, each such missing Required Records. Failure to so provide the Required Records within such additional 30-day period shall constitute an Event of Default. Borrower’s failure to deliver such Required Records in accordance with the terms of this Loan Agreement shall constitute a Default subject to 30 days notice and grace period from Lender, as a non-monetary Default, unless Lender exercises its rights hereunder to charge the payment in this Section 6.3.5 and grant Borrow an additional 30 days to comply with such records requirement. In addition to Lender’s remedies, upon Borrower’s failure to deliver any Required Records within such additional 30-day period, Lender shall have the option, upon 15 days notice to Borrower, to gain access to Borrower’s books and records and prepare or have prepared at Borrower’s expense, any Required Records not delivered by Borrower.

7.	INSURANCE; CASUALTY; AND CONDEMNATION
	7.1	Insurance.

7.1.1        Coverage. Each Borrower, at its sole cost, for the mutual benefit of each Borrower, the Beneficial Interest Holder and Lender, shall obtain and maintain during the Term the policies of insurance with respect to the Property owned by such Borrower in accordance with the terms of that certain Agreement Regarding Insurance Requirements dated as of the date hereof (the “Insurance Agreement”) by such Borrower.

7.1.2        Policies. All policies of insurance (the “Policies”) required pursuant to Section 7.1.1 shall (i) be issued by companies approved by Lender and licensed to do business in the State, with a claims paying ability rating of “AA” or better by S&P (and the equivalent by any other Rating Agency) [(provided, however for multi-layered policies, (A) if four (4) or less insurance companies issue the Policies, then at least 75% of the insurance coverage represented by the Policies must be provided by insurance companies with a claims paying ability rating of “AA” or better by S&P (and the equivalent by any other Rating Agency), with no carrier below “BBB” (and the equivalent by any other Rating Agency) or (B) if five (5) or more insurance companies issue the Policies, then at least 60% of the insurance coverage represented by the Policies must be provided by insurance companies with a claims paying ability rating of “AA” or better by S&P (and the equivalent by any other Rating Agency), with no carrier below “BBB” (and the equivalent by any other Rating Agency)], and a rating of A:VII or better in the current Best’s Insurance Reports; (ii) name Lender and its successors and/or assigns as their interest may appear as the mortgagee (in the case of property insurance), loss payee (in the case of business interruption/loss of rents coverage) and an additional insured (in the case of liability insurance); (iii) contain (in the case of property insurance) a Non-Contributory Standard Mortgagee Clause

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and a Lender’s Loss Payable Endorsement, or their equivalents, naming Lender as the person to which all payments made by such insurance company shall be paid; (iv) contain a waiver of subrogation against Lender; (v) be assigned and the originals thereof delivered to Lender; (vi) contain such provisions as Lender deems reasonably necessary or desirable to protect its interest, including (A) endorsements providing that neither Borrower, Lender nor any other party shall be a co-insurer under the Policies, (B) that Lender shall receive at least 30 days’ prior written notice of any modification, reduction or cancellation of any of the Policies, (C) an agreement whereby the insurer waives any right to claim any premiums and commissions against Lender, provided that the policy need not waive the requirement that the premium be paid in order for a claim to be paid to the insured and (D) providing that Lender is permitted to make payments to effect the continuation of such policy upon notice of cancellation due to non-payment of premiums; (vii) in the event any insurance policy (except for general public and other liability and workers compensation insurance) shall contain breach of warranty provisions, such policy shall provide that with respect to the interest of Lender, such insurance policy shall not be invalidated by and shall insure Lender regardless of (A) any act, failure to act or negligence of or violation of warranties, declarations or conditions contained in such policy by any named insured, (B) the occupancy or use of the premises for purposes more hazardous than permitted by the terms thereof, or (C) any foreclosure or other action or proceeding taken by Lender pursuant to any provision of the Loan Documents; and (viii) be satisfactory in form and substance to Lender and approved by Lender as to amounts, form, risk coverage, deductibles, loss payees and insureds. Borrower shall pay the premiums for such Policies (the “Insurance Premiums”) as the same become due and payable and furnish to Lender evidence of the renewal of each of the Policies together with (unless such Insurance Premiums have been paid by Lender pursuant to Section 3.3) receipts for or other evidence of the payment of the Insurance Premiums reasonably satisfactory to Lender. If Borrower does not furnish such evidence and receipts at least 30 days prior to the expiration of any expiring Policy, then Lender may, but shall not be obligated to, procure such insurance and pay the Insurance Premiums therefor, and Borrower shall reimburse Lender for the cost of such Insurance Premiums promptly on demand, with interest accruing at the Default Rate. Borrower shall deliver to Lender a certified copy of each Policy within 30 days after its effective date. Within 30 days after request by Lender, Borrower shall obtain such increases in the amounts of coverage required hereunder as may be reasonably requested by Lender, taking into consideration changes in the value of money over time, changes in liability laws, changes in prudent customs and practices, and the like.

7.2	Casualty.

7.2.1        Notice; Restoration. If the Property is damaged or destroyed, in whole or in part, by fire or other casualty (a “Casualty”), Borrower shall give prompt notice thereof to Lender. Following the occurrence of a Casualty, Borrower, regardless of whether insurance proceeds are available, shall commence and proceed to restore, repair, replace or rebuild the Property within a reasonable period of time after the Casualty, in accordance with Legal Requirements, such that the Property when restored shall be of at least equal value and of substantially the same character as prior to such damage or destruction.

7.2.2        Settlement of Proceeds. If a Casualty covered by any of the Policies (an “Insured Casualty”) occurs where the loss does not exceed $500,000, provided no Event of Default has occurred and is continuing, Borrower may settle and adjust any claim without the prior consent of Lender; provided such adjustment is carried out in a competent and timely

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manner, and Borrower is hereby authorized to collect and receipt for the insurance proceeds (the “Proceeds”). In the event of an Insured Casualty where the loss equals or exceeds $500,000 (a “Significant Casualty”), Lender may, in its sole but reasonable discretion, settle and adjust any claim without the consent of Borrower and agree with the insurer(s) on the amount to be paid on the loss, and the Proceeds shall be due and payable solely to Lender and held by Lender in the Casualty/Condemnation Subaccount and disbursed in accordance herewith. If Borrower or any party other than Lender is a payee on any check representing Proceeds with respect to a Significant Casualty, Borrower shall immediately endorse, and cause all such third parties to endorse, such check payable to the order of Lender. Borrower hereby irrevocably appoints Lender as its attorney-in-fact, coupled with an interest, to endorse such check payable to the order of Lender. The expenses incurred by Lender in the settlement, adjustment and collection of the Proceeds shall become part of the Debt and shall be reimbursed by Borrower to Lender upon demand. Notwithstanding anything to the contrary contained herein, if in connection with a Casualty any insurance carrier makes a payment under a property insurance Policy that Borrower proposes be treated as business or rental interruption insurance, then, notwithstanding any designation (or lack of designation) by the insurance carrier as to the purpose of such payment, as between Lender and Borrower, such payment shall not be treated as business or rental interruption insurance proceeds unless Borrower has demonstrated to Lender’s satisfaction that the remaining net Proceeds that will be received from the property insurance carriers are sufficient to pay 100% of the cost of fully restoring the Improvements or, if such net Proceeds are to be applied to repay the Debt in accordance with the terms hereof, that such remaining net Proceeds will be sufficient to pay the Debt in full.

7.3	Condemnation.

7.3.1        Notice; Restoration. Borrower shall promptly give Lender notice of the actual or threatened commencement of any condemnation or eminent domain proceeding affecting the Property (a “Condemnation”) and shall deliver to Lender copies of any and all papers served in connection with such Condemnation. Following the occurrence of a Condemnation, Borrower, regardless of whether an Award is available, shall promptly proceed to restore, repair, replace or rebuild the Property in accordance with Legal Requirements to the extent practicable to be of at least equal value and of substantially the same character (and to have the same utility) as prior to such Condemnation.

7.3.2        Collection of Award. Lender is hereby irrevocably appointed as Borrower’s attorney-in-fact, coupled with an interest, with exclusive power to collect, receive and retain any award or payment in respect of a Condemnation (an “Award”) and to make any compromise, adjustment or settlement in connection with such Condemnation. Notwithstanding any Condemnation (or any transfer made in lieu of or in anticipation of such Condemnation), Borrower shall continue to pay the Debt at the time and in the manner provided for in the Loan Documents, and the Debt shall not be reduced unless and until any Award shall have been actually received and applied by Lender to its actual out-of-pocket expenses of collecting the Award and to discharge of the Debt. Lender shall not be limited to the interest paid on the Award by the condemning authority but shall be entitled to receive out of the Award interest at the rate or rates provided in the Note. If the Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of such Award, Lender shall have the right, whether or not a deficiency judgment on the Note shall be recoverable or shall have been sought, recovered or denied, to receive all or a portion of the Award sufficient to pay the Debt. Borrower shall cause any Award

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that is payable to Borrower to be paid directly to Lender. Lender shall hold such Award in the Casualty/Condemnation Subaccount and disburse such Award in accordance with the terms hereof.

7.4	Application of Proceeds or Award.

7.4.1        Application to Restoration. If an Insured Casualty or Condemnation occurs where (i) the loss is in an aggregate amount less than the 15% of the unpaid Principal, (ii) in the reasonable judgment of Lender, the Property can be restored within six months, and prior to six months before the Stated Maturity Date and prior to the expiration of the rental or business interruption insurance with respect thereto, to the Property’s pre-existing condition and utility as existed immediately prior to such Insured Casualty or Condemnation and to an economic unit not less valuable and not less useful than the same was immediately prior to the Insured Casualty or Condemnation, and after such restoration will adequately secure the Debt and (iii) less than (x) 30%, in the case of an Insured Casualty or (y) 15%, in the case of a Condemnation, of the rentable area of the Improvements has been damaged, destroyed or rendered unusable as a result of such Insured Casualty or Condemnation; (iv) Leases demising in the aggregate at least 65% of the total rentable space in the Property and in effect as of the date of the occurrence of such Insured Casualty or Condemnation remain in full force and effect during and after the completion of the Restoration (hereinafter defined); and (v) no Event of Default shall have occurred and be then continuing, then the Proceeds or the Award, as the case may be (after reimbursement of any expenses incurred by Lender), shall be applied to reimburse Borrower for the cost of restoring, repairing, replacing or rebuilding the Property (the “Restoration”), in the manner set forth herein. Borrower shall commence and diligently prosecute such Restoration. Notwithstanding the foregoing, in no event shall Lender be obligated to apply the Proceeds or Award to reimburse Borrower for the cost of Restoration unless, in addition to satisfaction of the foregoing conditions, both (x) Borrower shall pay (and if required by Lender, Borrower shall deposit with Lender in advance) all costs of such Restoration in excess of the net amount of the Proceeds or the Award made available pursuant to the terms hereof; and (y) Lender shall have received evidence reasonably satisfactory to it that during the period of the Restoration, the Rents will be at least equal to the sum of the operating expenses and Debt Service and other reserve payments required hereunder, as reasonably determined by Lender.

7.4.2        Application to Debt. Except as provided in Section 7.4.1, any Proceeds and/or Award may, at the option of Lender in its discretion, be applied to the payment of (i) accrued but unpaid interest on the Note, (ii) the unpaid Principal and (iii) other charges due under the Note and/or any of the other Loan Documents, or applied to reimburse Borrower for the cost of any Restoration, in the manner set forth in Section 7.4.3. Any such prepayment of the Loan shall be without any Prepayment Premium.

7.4.3        Procedure for Application to Restoration. If Borrower is entitled to reimbursement out of the Proceeds or an Award held by Lender, such Proceeds or Award shall be disbursed from time to time from the Casualty/Condemnation Subaccount upon Lender being furnished with (i) evidence satisfactory to Lender of the estimated cost of completion of the Restoration, (ii) a fixed price or guaranteed maximum cost construction contract for Restoration satisfactory to Lender, (iii) prior to the commencement of Restoration, all immediately available funds in addition to the Proceeds or Award that in Lender’s judgment are required to complete the proposed Restoration, (iv) such architect’s certificates, waivers of lien, contractor’s sworn

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statements, title insurance endorsements, bonds, plats of survey, permits, approvals, licenses and such other documents and items as Lender may reasonably require and approve in Lender’s discretion, and (iv) all plans and specifications for such Restoration, such plans and specifications to be approved by Lender prior to commencement of any work. Lender may, at Borrower’s expense, retain a consultant to review and approve all requests for disbursements, which approval shall also be a condition precedent to any disbursement. No payment made prior to the final completion of the Restoration shall exceed 90% of the value of the work performed from time to time; funds other than the Proceeds or Award shall be disbursed prior to disbursement of such Proceeds or Award; and at all times, the undisbursed balance of such Proceeds or Award remaining in the hands of Lender, together with funds deposited for that purpose or irrevocably committed to the satisfaction of Lender by or on behalf of Borrower for that purpose, shall be at least sufficient in the reasonable judgment of Lender to pay for the cost of completion of the Restoration, free and clear of all Liens or claims for Lien. Provided no Event of Default then exists, any surplus that remains out of the Proceeds held by Lender after payment of such costs of Restoration shall be paid to Borrower. Any surplus that remains out of the Award received by Lender after payment of such costs of Restoration shall, in the discretion of Lender, be retained by Lender and applied to payment of the Debt or returned to Borrower.

8.	DEFAULTS

8.1         Events of Default. An “Event of Default” shall exist with respect to the Loan if any of the following shall occur; each of the following shall be an Event of Default after the expiration of any applicable notice and cure periods, if a notice and cure period is not specifically provided, then the same shall be an Event of Default without notice or period of grace:

(a)        any scheduled monthly debt service payment or any portion of the Debt is not paid within five (5) days after the date the same is due under the Loan Documents, or Borrower shall fail to pay when due any payment required under Sections 3.3, 3.4, 3.5, 3.6, 3.7 or 3.9;

(b)        any of the Taxes are not paid when due, subject to Borrower’s Right to Contest Taxes in accordance with Section 5.2;

(c)        the Policies are not kept in full force and effect, or the Policies are not delivered to Lender within the earlier of (i) thirty (30) days after Lender’s request therefore or (ii) the day immediately prior to the date such Policy lapses;

(d)	a Prohibited Transfer occurs;

(e)        any representation or warranty made by the Fee Holder, the Beneficial Interest Holder or Guarantor or in any Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished by the Fee Holder, Borrower or Guarantor in connection with any Loan Document, shall be false or misleading in any material respect as of the date the representation or warranty was made;

(f)         the Fee Holder, the Beneficial Interest Holder, the General Partner or the Guarantor shall make an assignment for the benefit of creditors;

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(g)        a receiver, liquidator or trustee shall be appointed for the Fee Holder, the Beneficial Interest Holder, the General Partner or the Guarantor; or Fee Holder, the Beneficial Interest Holder, the General Partner or Guarantor shall be adjudicated a bankrupt or insolvent; or any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Fee Holder, the Beneficial Interest Holder, the General Partner or Guarantor, as the case may be; or any proceeding for the dissolution or liquidation of the Fee Holder, the Beneficial Interest Holder, the General Partner or Guarantor shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by the Fee Holder, the Beneficial Interest Holder the General Partner or Guarantor, as the case may be, only upon the same not being discharged, stayed or dismissed within 60 days;

(h)        Borrower breaches any covenant contained in Sections 5.12.1 (a) - (f), 5.13, 5.15, 5.22, 5.25 or 5.28;

(i)         except as expressly permitted hereunder, an alteration, improvement, demolition or removal of all or any portion of the Improvements without the prior written consent of Lender;

(j)         an Event of Default as defined or described elsewhere in this Agreement or in any other Loan Document occurs and is not cured within any applicable cure period;

(k)        a default shall be continuing under any of the other terms, covenants or conditions of this Agreement or any other Loan Document not otherwise specified in this Section 8.1, for thirty (30) days after written notice to Borrower (and Guarantor, if applicable) from Lender, provided, however, that if such non-monetary default is susceptible of cure but cannot reasonably be cured within such 30-day period, and Borrower (or Guarantor, if applicable) shall have commenced to cure such default within such 30-day period and thereafter diligently and expeditiously proceeds to cure the same, such 30-day period shall be extended for an additional period of time as is reasonably necessary for Borrower (or Guarantor, if applicable) in the exercise of due diligence to cure such default, such additional period not to exceed 60 days.

8.2	Remedies.

8.2.1        Acceleration. Upon the occurrence of an Event of Default (other than an Event of Default described in paragraph (f) or (g) of Section 8.1) and at any time and from time to time thereafter, in addition to any other rights or remedies available to it pursuant to the Loan Documents or at law or in equity, Lender may take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrower and in and to the Property; including declaring the Debt to be immediately due and payable (including unpaid interest, Default Rate interest, Late Payment Charges, Prepayment Premium, to the extent applicable, and any other amounts owing by Borrower), without notice or demand; and upon any Event of Default described in paragraph (f) or (g) of Section 8.1, the Debt (including unpaid interest, Default Rate interest, Late Payment Charges, Prepayment Premium, and any other amounts owing by Borrower) shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained in any Loan Document to the contrary notwithstanding.

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8.2.2        Remedies Cumulative. Upon the occurrence of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under the Loan Documents or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt shall be declared, or be automatically, due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth in the Loan Documents. Without limiting the generality of the foregoing, Borrower agrees that if an Event of Default is continuing, (i) to the extent permitted by applicable law, Lender is not subject to any “one action” or “election of remedies” law or rule, and (ii) all Liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Property, the Mortgage has been foreclosed, the Property has been sold and/or otherwise realized upon in satisfaction of the Debt or the Debt has been paid in full. To the extent permitted by applicable law, nothing contained in any Loan Document shall be construed as requiring Lender to resort to any portion of the Property for the satisfaction of any of the Debt in preference or priority to any other portion, and Lender may seek satisfaction out of the entire Property or any part thereof, in its discretion.

8.2.3        Severance. Lender shall have the right from time to time to sever the Note and the other Loan Documents into one or more separate notes, mortgages and other security documents in such denominations and priorities of payment and liens as Lender shall determine in its discretion for purposes of evidencing and enforcing its rights and remedies. Borrower shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender, at Lender’s sole cost. If Borrower fails to provide the documents requested by Lender within ten (10) Business days after the date of such request, Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect such severance, Borrower ratifying all that such attorney shall do by virtue thereof.

8.2.4        Delay. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default, or the granting of any indulgence or compromise by Lender shall impair any such remedy, right or power hereunder or be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default shall not be construed to be a waiver of any subsequent Default or Event of Default or to impair any remedy, right or power consequent thereon. Notwithstanding any other provision of this Agreement, Lender reserves the right to seek a deficiency judgment or preserve a deficiency claim in connection with the foreclosure of the Mortgage to the extent necessary under applicable law to foreclose on all or any portion of the Property, the Rents, the Cash Management Accounts or any other collateral.

8.2.5        Lender’s Right to Perform. If Borrower fails to perform any covenant or obligation contained herein and such failure shall continue for a period of five Business Days

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after Borrower’s receipt of written notice thereof from Lender, without in any way limiting Lender’s right to exercise any of its rights, powers or remedies as provided hereunder, or under any of the other Loan Documents, Lender may, but shall have no obligation to, perform, or cause performance of, such covenant or obligation, and all out-of-pocket costs, expenses, liabilities, penalties and fines of Lender incurred or paid in connection therewith shall be payable by Borrower to Lender upon demand and if not paid shall be added to the Debt ( and to the extent permitted under applicable laws, secured by the Mortgage and other Loan Documents) and shall bear interest thereafter at the Default Rate. Notwithstanding the foregoing, Lender shall have no obligation to send notice to Borrower of any such failure.

9.	SPECIAL PROVISIONS
	9.1	Sale of Note and Secondary Market Transaction.

9.1.1        General; Borrower Cooperation. Lender shall have the right at any time and from time to time (i) to sell or otherwise transfer the Loan or any portion thereof or the Loan Documents or any interest therein to one or more investors, or (ii) to sell participation interests in the Loan to one or more investors (each such sale, assignment, and/or participation is referred to herein as a “Secondary Market Transaction”). In connection with any Secondary Market Transaction, Borrower shall, at Lender’s sole expense, use all reasonable efforts and cooperate fully and in good faith with Lender and otherwise assist Lender in satisfying the market standards to which Lender customarily adheres or which may be reasonably required in the marketplace in connection with any such Secondary Market Transactions.

9.1.2        Severance of Loan. Lender shall have the right, at any time (whether prior to, in connection with, or after any Secondary Market Transaction), with respect to all or any portion of the Loan, to modify, split and/or sever all or any portion of the Loan as hereinafter provided. Without limiting the foregoing, Lender may (i) cause the Note and the Mortgage to be split into a first and second mortgage loan, (ii) create one more senior and subordinate notes (i.e., an A/B or A/B/C structure), (iii) create multiple components of the Note or Notes (and allocate or reallocate the principal balance of the Loan among such components) or (iv) otherwise sever the Loan into two or more loans secured by mortgages and by a pledge of partnership or membership interests (directly or indirectly) in Borrower (i.e., a senior loan/mezzanine loan structure), in each such case, in whatever proportion and whatever priority Lender determines; provided, however, in each such instance the outstanding principal balance of all the Notes evidencing the Loan (or components of such Notes) immediately after the effective date of such modification equals the outstanding principal balance of the Loan immediately prior to such modification and the weighted average of the interest rates for all such Notes (or components of such Notes) immediately after the effective date of such modification equals the interest rate of the original Note immediately prior to such modification. If requested by Lender, Borrower (and Borrower’s constituent members, if applicable, and Guarantor) shall execute within two (2) Business Days after such request, such documentation as Lender may reasonably request to evidence and/or effectuate any such modification or severance.

9.2         Lender’s Extension Option. Lender shall have the right to extend the term of the Loan in accordance with, and pursuant to the terms of Schedule 6 attached hereto.

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10.	MISCELLANEOUS

10.1       Exculpation. Subject to the qualifications below, Lender shall not enforce the personal liability of Fee Holder or the Beneficial Interest Holder to perform and observe the obligations contained in the Loan Documents by any action or proceeding wherein a money judgment shall be sought against Borrower or the Beneficial Interest Holder or the General Partner (collectively called the “Obligated Parties”) or any other partners or members thereof, except that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon its interest and rights under the Loan Documents, or in the Property, the Rents or any other collateral given to Lender pursuant to the Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against the Obligated Parties or their respective partners or members only to the extent of their interest in the Property, in the Rents and in any other collateral given to Lender, and Lender shall not sue for, seek or demand any deficiency judgment against the Obligated Parties or their respective partners or members in any such action or proceeding under or by reason of or under or in connection with any Loan Document. The provisions of this Section shall not, however, (i) constitute a waiver, release or impairment of any obligation evidenced or secured by any Loan Document; (ii) impair the right of Lender to name an Obligated Party (but not the members or partners thereof) as a party defendant in any action or suit for foreclosure and sale under the Mortgage or sale under any other security agreement; (iii) affect the validity or enforceability of any of the Loan Documents or any guaranty made in connection with the Loan or any of the rights and remedies of Lender thereunder; (iv) impair the right of Lender to obtain the appointment of a receiver; (v) impair the enforcement of the Assignment of Leases; (vi) constitute a prohibition against Lender to commence any other appropriate action or proceeding in order for Lender to fully realize the security granted by the Mortgage or to exercise its remedies against the Property, or (vii) constitute a waiver of the right of Lender to enforce the liability and obligation of the Obligated Parties, by money judgment or otherwise, to the extent of any loss, damage, cost, expense, liability, claim or other obligation incurred by Lender (including attorneys’ fees and costs reasonably incurred) arising out of or in connection with the Borrower’s Recourse Liabilities set forth in Section 10.2 below.

10.2       Borrower’s Recourse Liabilities. The Obligated Parties shall not under any circumstances be personally liable for the repayment of any of the principal of, interest on, or prepayment fees or late charges or other charges or fees, including, without limitation, attorneys’ fees, due in connection with, the Loan or any other amounts due hereunder or for any deficiency judgment which Lender may obtain after foreclosure of the Mortgage after default by Borrower, except as otherwise expressly provided in the Hazardous Indemnification Agreement; provided, however, that the Obligated Parties (but not the members or partners thereof) shall be personally responsible for any liability, loss, damage or other obligation (including, without limitation, reasonable attorneys’ fees and disbursements) arising out of any of the following:

(a)	Any fraud or material misrepresentation

(b)        Any misapplication of insurance proceeds, condemnation awards or compensation, security deposits or trust funds in violation of applicable law or of the provisions of this Loan Agreement or of any of the other Loan Documents;

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(c)        The failure to comply with the provisions of this Loan Agreement prohibiting the sale or further encumbering of the Property;

(d)        Willful attempts to interfere with the Lender’s rights under the assignment of rents set forth in the Loan Documents;

(e)        The failure by the Borrower to perform its obligations (under any of the Loan Documents) to preserve, protect and maintain the Property and to apply the proceeds of Rents and other income of the Collateral toward the costs of maintenance and operation of the Property, Debt Service and other Permitted Indebtedness;

(f)         Waste or willful destruction or willful damage by any of the Obligated Parties to the Property or to the electrical, plumbing, heating or air conditioning systems or elevators of the Property;

(g)        Failure by the Borrower or the Manager to remit to the Lender (or failure to deposit or cause to be deposited into the Clearing Account) all Rents and all other Receipts of the Property at the times specified in the Loan Documents or in the Clearing Account Agreement;

(h)        The taking of funds from the Clearing Account or the Tax and Insurance Subaccount and use of said funds for any purpose other than as permitted under the Clearing Account Agreement, the Deposit Account Agreement or this Agreement;

(i)         The Lender’s incurring any liability, loss, or damage in connection with any claim, demand, order, consent, decree, settlement, judgment or verdict arising in connection with the manufacture, spilling, leaking or other placement or release in, on or about the Property, of a hazardous or toxic waste, waste product or substance as defined in 42 U.S.C. § 9601 or as defined in any other statute, rule or regulation governing such waste, waste products or substances, as and to the extent more fully set forth in the Hazardous Indemnification Agreement;

(j)         The Borrower’s or Manager’s collection of Receipts of the Property for periods of more than one (1) month in advance under leases of the Property;

(k)        The receipt by the Borrower of monies in connection with the modification of any existing or future Lease or the entering into of a new Lease in violation of the applicable provisions of this Loan Agreement, the Management Agreement or the Subordination of Manager; or

(l)         the Lender’s incurring any liability, loss, or damage resulting from any claim, demand, determination, judgment, verdict or holding that the relationship of the Borrower and the Lender is that of joint ventures, partners, tenants in common, joint tenants or any relationship other than that of debtor and creditor and (x) arising out of a claim, assertion or litigation directly or indirectly brought by or on behalf of Borrower, its Beneficial Interest Holder, Beneficial Interest Holder’s partners or members (or their partners or members) or (y) arising out of any misrepresentation or breach of any representation or warranty set forth herein.

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10.3       Springing Recourse Event. The agreement contained in Section 10.1 and 10.2 to limit the personal liability of the Obligated Parties shall become null and void and be of no further force and effect in the event:

(a)        the Property or any part thereof or any interest therein, or any interest in the Fee Holder, the Beneficial Interest Holder, the General Partner, or the Guarantor shall be transferred in violation or in breach of the Loan Documents; or

(b)        Fee Holder or the Beneficial Interest Holder shall be the subject of, or the Property or any part thereof shall become an asset in: (i) a voluntary bankruptcy or insolvency proceeding filed by Fee Holder, the Beneficial Interest Holder, the General Partner, or the Guarantor; or (ii) an involuntary bankruptcy or insolvency proceeding which is not dismissed within sixty (60) days of filing, provided, however, that this Section 10.3(b) shall not apply if an involuntary bankruptcy is filed by Lender or if the involuntary bankruptcy filing was initiated by a third party creditor independent of any collusive action or consent by: (a) Fee Holder (unless solely as a result of the actions of the Limited Partners acting alone on behalf of the Fee Holder); (b) the Beneficial Interest Holder (unless solely as a result of the actions of the Limited Partners acting alone on behalf of the Beneficial Interest Holder), (c) the General Partner, or (d) the Guarantor; or (iii) or if Fee Holder or the Beneficial Interest Holder shall make a voluntary assignment for the benefit of creditors.

Provided, further, that the foregoing limitations on personal liability with respect to the Loan shall not impair the validity of the indebtedness secured by Lender’s collateral or the lien on or security interest in the collateral or the right of Lender as Lender or secured party to foreclosure and/or enforce the mortgage lien or security interest or other interest in the collateral or any party thereof after default. In the event any person, whether Fee Holder or Beneficial Interest Holder, Beneficial Interest Holder’s partner or member (or its partner or member) or other person or entity shall have indemnified all or part of any aspect of the Loan or shall have indemnified Lender by separate written guarantee, indemnification agreement, or otherwise, none of the foregoing limitations on the personal liability of the Fee Holder or the Obligated Parties for payment of the Loan shall modify, diminish or discharge the personal liability of any such person under any such agreement. Nothing herein shall be deemed to be a waiver of any right which Lender may have under Sections 506(a), 506(b), 1111(b) or any other provision of the U.S. Bankruptcy Code or any successor thereto or similar provisions under applicable state law to file a claim for the full amount of the debt owing to Lender by Borrower or to require that all collateral shall continue to secure all of the Indebtedness owing to Lender in accordance with the Loan Documents.

10.4       Brokers and Financial Advisors. (a) Borrower hereby represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the Loan other than Draper & Kramer (“Broker”) whose fees shall be paid by Lender. Borrower shall indemnify and hold Lender harmless from and against any and all claims, liabilities, costs and expenses (including attorneys’ fees, whether incurred in connection with enforcing this indemnity or defending claims of third parties) of any kind in any way relating to or arising from a claim by any Person (including Broker) that such Person acted on behalf of Borrower in connection with the transactions contemplated herein. The provisions of this Section 10.2 shall survive the expiration and termination of this Agreement and the repayment of the Debt.

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(b)        Notwithstanding anything in Section 10.2(a) above to the contrary, Borrower hereby acknowledges that (i) at Lender’s sole discretion, Broker may receive further consideration from Lender relating to the Loan or any other matter for which Lender may elect to compensate Broker pursuant to a separate agreement between Lender and Broker and (ii) Lender shall have no obligation to disclose to Borrower the existence of any such agreement or the amount of any such additional consideration paid or to be paid to Broker whether in connection with the Loan or otherwise.

10.5       Retention of Servicer. Lender reserves the right to retain the Servicer to act as its agent hereunder with such powers as are specifically delegated to the Servicer by Lender, whether pursuant to the terms of this Agreement, any pooling and servicing agreement or similar agreement entered into as a result of a Secondary Market Transaction, the Deposit Account Agreement or otherwise, together with such other powers as are reasonably incidental thereto. Borrower shall pay any reasonable fees and expenses of the Servicer in connection with a release of the Property (or any portion thereof), assumption or modification of the Loan, enforcement of the Loan Documents or any other action or approval taken by Servicer hereunder on behalf of Lender[, (which shall not include ongoing regular servicing fees relating to the day-to-day servicing of the Loan, for which Borrower shall not be charged)].

10.6       Survival. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as any of the Debt is unpaid or such longer period if expressly set forth in this Agreement. All Borrower’s covenants and agreements in this Agreement shall inure to the benefit of the respective legal representatives, successors and assigns of Lender.

10.7       Lender’s Discretion. Whenever pursuant to this Agreement or any other Loan Document, Lender exercises any right given to it to approve or disapprove, or consent or withhold consent, or any arrangement or term is to be satisfactory to Lender or is to be in Lender’s discretion, the decision of Lender to approve or disapprove, to consent or withhold consent, or to decide whether arrangements or terms are satisfactory or not satisfactory, or acceptable or unacceptable or in Lender’s discretion shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender and shall be final and conclusive.

10.8	Governing Law.

(a)        THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK AND THE PROCEEDS OF THE NOTE DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIENS CREATED PURSUANT TO THE LOAN DOCUMENTS SHALL BE

59

GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE VALIDITY AND THE ENFORCEABILITY OF ALL LOAN DOCUMENTS AND THE DEBT. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND THE NOTE, AND THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO § 5-1401 AND § 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(b)        ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN NEW YORK COUNTY, NEW YORK AND BORROWER WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER DOES HEREBY DESIGNATE AND APPOINT CT CORPORATION SYSTEM, 111 8th AVENUE, NEW YORK, NEW YORK, AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE OF BORROWER MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER (UNLESS LOCAL LAW REQUIRES ANOTHER METHOD OF SERVICE), IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. BORROWER (i) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (ii) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH OFFICE SHALL BE DESIGNATED AS THE ADDRESS FOR SERVICE OF PROCESS), AND (iii) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

10.9       Modification, Waiver in Writing. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement or of any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to or demand on Borrower shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances. Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power,

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remedy or privilege hereunder, or under any other Loan Document, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under any Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under the Loan Documents, or to declare an Event of Default for failure to effect prompt payment of any such other amount.

10.10     Trial by Jury. BORROWER AND LENDER HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EITHER PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY THE OTHER.

10.11     Headings/Exhibits. The Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose. The Exhibits attached hereto, are hereby incorporated by reference as a part of the Agreement with the same force and effect as if set forth in the body hereof.

10.12     Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

10.13     Preferences. Upon the occurrence and continuance of an Event of Default, Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the Debt. To the extent Borrower makes a payment to Lender, or Lender receives proceeds of any collateral, which is in whole or part subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the Debt or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender. This provision shall survive the expiration or termination of this Agreement and the repayment of the Debt.

10.14     Waiver of Notice. Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or any other Loan Document specifically and expressly requires the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Borrower hereby expressly waives the

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right to receive any notice from Lender with respect to any matter for which no Loan Document specifically and expressly requires the giving of notice by Lender to Borrower.

10.15     Remedies of Borrower. If a claim or adjudication is made that Lender or any of its agents, including Servicer, has acted unreasonably or unreasonably delayed acting in any case where by law or under any Loan Document, Lender or any such agent, as the case may be, has an obligation to act reasonably or promptly, Borrower agrees that neither Lender nor its agents, including Servicer, shall be liable for any monetary damages, and Borrower’s sole remedy shall be to commence an action seeking injunctive relief or declaratory judgment. Any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment. Borrower specifically waives any claim against Lender and its agents, including Servicer, with respect to actions taken by Lender or its agents on Borrower’s behalf.

10.16     Prior Agreements. This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements, understandings and negotiations among or between such parties, whether oral or written, are superseded by the terms of this Agreement and the other Loan Documents.

10.17     Offsets, Counterclaims and Defenses. Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents, including Servicer, or otherwise offset any obligations to make payments required under the Loan Documents. Any assignee of Lender’s interest in and to the Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which Borrower may otherwise have [(including with respect to any Future Funding Obligation or any default or dispute relating thereto)] against any assignor of such documents, and no such offset, counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents, and any such right to interpose or assert any such offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

10.18     Publicity. All news releases, publicity or advertising by Borrower or its Affiliates through any media intended to reach the general public, which refers to the Loan Documents, the Loan, Lender or any member of the AIG Group, a Loan purchaser, the Servicer or the trustee in a Secondary Market Transaction, shall be subject to the prior written approval of Lender. Lender shall have the right to issue any of the foregoing without Borrower’s approval.

10.19     No Usury. Borrower and Lender intend at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Lender to contract for, charge, take, reserve or receive a greater amount of interest than under state law) and that this Section 10.17 shall control every other agreement in the Loan Documents. If the applicable law (state or federal) is ever judicially interpreted so as to render usurious any amount called for under the Note or any other Loan Document, or contracted for, charged, taken, reserved or received with respect to the Debt, or if Lender’s exercise of the option to accelerate the maturity of the Loan or any prepayment by Borrower results in Borrower having paid any interest in excess of that permitted by applicable law, then it is Borrower’s and Lender’s express intent that all excess amounts theretofore collected by Lender shall be credited against the unpaid Principal

62

and all other Debt (or, if the Debt has been or would thereby be paid in full, refunded to Borrower), and the provisions of the Loan Documents immediately be deemed reformed and the amounts thereafter collectible thereunder reduced, without the necessity of the execution of any new document, so as to comply with applicable law, but so as to permit the recovery of the fullest amount otherwise called for thereunder. All sums paid or agreed to be paid to Lender for the use, forbearance or detention of the Loan shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Debt does not exceed the maximum lawful rate from time to time in effect and applicable to the Debt for so long as the Debt is outstanding. Notwithstanding anything to the contrary contained in any Loan Document, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

10.20     Conflict; Construction of Documents. In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that each is represented by separate counsel in connection with the negotiation and drafting of the Loan Documents and that the Loan Documents shall not be subject to the principle of construing their meaning against the party that drafted them.

10.21     No Third Party Beneficiaries. The Loan Documents are solely for the benefit of Lender and Borrower and nothing contained in any Loan Document shall be deemed to confer upon anyone other than the Lender and Borrower any right to insist upon or to enforce the performance or observance of any of the obligations contained therein.

10.22	Reserved.

10.23     Assignment. The Loan, the Note, the Loan Documents and/or Lender’s rights, title, obligations and interests therein may be assigned by Lender and any of its successors and assigns to any Person at any time in its discretion, in whole or in part, whether by operation of law (pursuant to a merger or other successor in interest) or otherwise. Upon such assignment, all references to Lender in this Loan Agreement and in any Loan Document shall be deemed to refer to such assignee or successor in interest and such assignee or successor in interest shall thereafter stand in the place of Lender. Borrower may not assign its rights, title, interests or obligations under this Loan Agreement or under any of the Loan Documents.

10.24     Certain Additional Rights of Lender. Notwithstanding anything to the contrary which may be contained in this Agreement, Lender shall have:

(i)         the right to routinely consult with Borrower’s management regarding the significant business activities and business and financial developments of Borrower, provided, however, that such consultations shall not include discussions of environmental compliance programs or disposal of hazardous substances. Consultation meetings should occur on a regular basis (no less frequently than quarterly) with Lender having the right to call special meetings at any reasonable times, upon reasonable prior notice;

(ii)         the right, in accordance with the terms of this Agreement, to examine the books and records of Borrower at any reasonable time upon reasonable notice;

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(iii)        the right, in accordance with the terms of this Agreement, to receive monthly, quarterly and year-end financial reports, including balance sheets, statements of income, shareholder’s equity and cash flow, a management report and schedules of outstanding indebtedness;

(iv)        the right, without restricting any other rights of Lender under this Agreement (including any similar right), to restrict financing to be obtained with respect to the Property so long as any portion of the Debt remains outstanding;

(v)        the right, in accordance with the terms of this Agreement and without restricting any other right of Lender under this Agreement or the other Loan Documents (including any similar right), to restrict, upon the occurrence of an Event of Default, Borrower’s payments of management, consulting, director or similar fees to Affiliates of Borrower from the Rents;

(vi)        the right, in accordance with the terms of this Agreement and without restricting any other rights of Lender under this Agreement (including any similar right), to approve any operating budget and/or capital budget of Borrower;

(vii)       the right, in accordance with the terms of this Agreement and without restricting any other rights of Lender under this Agreement (including any similar right), to approve any acquisition by Borrower of any other significant property (other than personal property required for the day to day operation of Property); and

(viii)      the right, in accordance with the terms of this Agreement and without restricting any other rights of Lender under this Agreement (including any similar right), to restrict a Prohibited Transfer, except for any transfer that is a Permitted Transfer.

The rights described above may be exercised directly or indirectly by any Person that owns substantially all of the ownership interests in Lender.

10.25     Set-Off. In addition to any rights and remedies of Lender provided by this Loan Agreement and by law, Lender shall have the right, without prior notice to Borrower, any such notice being expressly waived by Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by Lender or any Affiliate thereof to or for the credit or the account of Borrower. Lender agrees promptly to notify Borrower after any such set-off and application made by Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.

10.26     Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

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10.27     Land Trust Exculpation. This Agreement is executed by LaSalle Bank National Association, not in its individual capacity, but solely as trustee as aforesaid in the exercise of the power and authority conferred upon and vested in it as such trustee. It is expressly understood and agreed that nothing contained herein or in the Loan Documents shall be construed as creating any liability on LaSalle Bank National Association, in its individual capacity to pay the Note or any interest that may accrue thereon, or any indebtedness accruing hereunder, or to perform any covenant either express or implied herein contained..

[Balance of page intentionally left blank, Signatures on Following Page]

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IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

BORROWER:

LASALLE BANK NATIONAL ASSOCIATION, SUCCESSOR TRUSTEE TO AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, a national banking association, not personally but solely as trustee under trust agreement dated July 26, 1977 and known as Trust No. 40935

By: /s/ Harriet Denisewicz Name: Harriet Denisewicz Title: Trust Officer

LASALLE BANK NATIONAL ASSOCIATION, SUCCESSOR TRUSTEE TO AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, a national banking association, as successor trustee to First Bank, N.A., as successor trustee to National Boulevard Bank of Chicago, not personally but solely as trustee under trust agreement dated September 27, 1976 and known as Trust No. 5602

By: /s/ Harriet Denisewicz Name: Harriet Denisewicz Title: Trust Officer
CONTINENTAL TOWERS ASSOCIATES-I, L.P., an Illinois limited partnership
By: CTA PARTNER, L.L.C., a Delaware limited liability company, its general partner
By: /s/ Richard S. Curto Name: Richard S. Curto Title: Administrative Member
[Signatures continued on the Following Page]

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LENDER:
SUNAMERICA LIFE INSURANCE COMPANY, an Arizona corporation
By: AIG Global Investment Corp., a New Jersey corporation, its investment advisor
By: /s/ Keith C. Honig Name: Keith C. Honig Title: Managing Director

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Schedule 1

Required Repairs

NONE.

Schedule 2

Exceptions to Representations and Warranties

None.

Schedule 3

Rent Roll

[INTENTIONALLY OMITTED]

1

Schedule 4

Organizational Chart of Borrower

[INTENTIONALLY OMITTED]

2

Schedule 5

Definition of Special Purpose Bankruptcy Remote Entity

A “Special Purpose Bankruptcy Remote Entity” means a corporation, limited partnership or limited liability company which at all times since its formation and at all times hereafter, except with respect to Continental Towers Associates-I, L.P. for which the following is only true for all times since May 14, 1998 and for CTA Partner, L.L.C. for which the following is only true for all times as of the date hereof:

(i) was and will be organized solely for the purpose of (A) owning the Property or (B) acting as a general partner of the limited partnership that owns the Property or member of the limited liability company that owns the Property;

(ii) has not engaged and will not engage in any business unrelated to (A) the ownership of the Property, (B) acting as general partner of the limited partnership that owns the Property or (C) acting as a member of the limited liability company that owns the Property, as applicable;

(iii) has not had and will not have any assets other than those related to the Property or its partnership or member interest in the limited partnership or limited liability company that owns the Property, as applicable;

(iv) except as expressly permitted under the Loan Documents, has not engaged, sought or consented to, and will not engage in, seek or consent to any dissolution, winding up, liquidation, consolidation, merger, asset sale (except as expressly permitted by this Agreement), transfer of partnership or membership interests or the like, or amendment of its limited partnership agreement, articles of incorporation, articles of organization, certificate of formation or operating agreement (as applicable);

(v) if such entity is a limited partnership, has and will have, as its only general partner, a Special Purpose Bankruptcy Remote Entities;

(vi) if such entity is a corporation, has and will have at least one Independent Director, and has not caused or allowed and will not cause or allow the board of directors of such entity to take any action requiring the unanimous affirmative vote of 100% of the members of its board of directors unless all of the directors and all Independent Directors shall have participated in such vote;

(vii) if such entity is a limited liability company, has and will have at least one member that has been and will be a Special Purpose Bankruptcy Remote Entity that has been and will be a corporation and such corporation is the managing member of such limited liability company;

(viii) if such entity is a limited liability company, has and will have articles of organization, a certificate of formation and/or an operating agreement, as applicable, providing that (A) such entity will dissolve only upon the bankruptcy of the managing member, (B) the vote of a majority-in-interest of the remaining members is sufficient to continue the life of the limited liability company in the event of such bankruptcy of the managing member and (C) if the vote of a majority-in-interest of the remaining members to continue the life of the limited liability company following the bankruptcy of the managing member is not obtained, the limited liability

3

company may not liquidate the Property without the consent of the applicable Rating Agencies for as long as the Loan is outstanding;

(ix) has not, and without the unanimous consent of all of its partners, directors or members (including, if applicable, the Independent Director), as applicable, will not, with respect to itself or to any other entity in which it has a direct or indirect legal or beneficial ownership interest (A) file a bankruptcy, insolvency or reorganization petition or otherwise institute insolvency proceedings or otherwise seek any relief under any laws relating to the relief from debts or the protection of debtors generally, (B) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for such entity or for all or any portion of such entity’s properties, (C) make any assignment for the benefit of such entity’s creditors or (D) take any action that might cause such entity to become insolvent;

(x) has maintained and will maintain adequate capital in light of its contemplated business operations;

(xi) has not failed and will not fail to correct any known misunderstanding regarding the separate identity of such entity;

(xii) has maintained and will maintain its accounts, books and records separate from any other Person and will file its own tax returns;

(xiii) has maintained and will maintain its books, records, resolutions and agreements as official records;

(xiv) has not commingled and will not commingle its funds or assets with those of any other Person;

(xv) has held and will hold its assets in its own name;

(xvi) has conducted and will conduct its business in its name,

(xvii) has maintained and will maintain its financial statements, accounting records and other entity documents separate from any other Person;

(xviii) has paid and will pay its own liabilities, including the salaries of its own employees, out of its own funds and assets, unless so paid by its mortgage lender;

(xix) has observed and will observe all partnership, corporate or limited liability company formalities, as applicable;

(xx) has maintained and will maintain an arm’s-length relationship with its Affiliates;

(xxi) if such entity owns the Property, has and will have no indebtedness other than Permitted Indebtedness and the Loan;

(xxii) has not and will not assume or guarantee or become obligated for the debts of any other Person or hold out its credit as being available to satisfy the obligations of any other Person except for the Loan;

4

(xxiii) has allocated and will allocate fairly and reasonably shared expenses, including shared office space, and uses separate stationery, invoices and checks;

(xxiv) except in connection with the Loan and the Permitted Indebtedness, has not pledged and will not pledge its assets for the benefit of any other Person;

(xxv) has held itself out and will hold itself out as a separate and distinct entity under its own name and not as a division or part of any other Person;

(xxvi) has maintained and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

(xxvii) has not made and will not make loans to any Person;

(xxviii) has not identified and will not identify its partners, members or shareholders, or any Affiliate of any of them, as a division or part of it;

(xxix) has not entered into or been a party to, and will not enter into or be a party to, any transaction with its partners, members, shareholders or Affiliates except in the ordinary course of its business and on terms which are intrinsically fair and are no less favorable to it than would be obtained in a comparable arm’s-length transaction with an unrelated third party;

(xxx) has and will have no obligation to indemnify its partners, officers, directors, members or Special Members, as the case may be, or has such an obligation that is fully subordinated to the Debt and will not constitute a claim against it if cash flow in excess of the amount required to pay the Debt is insufficient to pay such obligation; and

It is understood that an inadvertent and immaterial failure to satisfy or comply with any one of the foregoing conditions shall not, in and of itself, disqualify the entity as a Single Purpose Bankruptcy Remote Entity so long as under the circumstances in question no Person would have a reasonable basis for asserting that such entity is not a Single Purpose Bankruptcy Remote Entity and such entity takes all steps reasonably required in light of such failure, after notice from Lender, to so satisfy or comply with such conditions in order to correct any known misunderstanding regarding such entity’s status as a Single Purpose Bankruptcy Remote Entity.

“Independent Director” means an individual selected by Borrower and reasonably satisfactory to Lender who shall not have been at the time of such individual’s appointment as a director, does not thereafter become while serving as an Independent Director and shall not have been at any time during the preceding five years (i) a shareholder/partner/member of, or an officer, employee, consultant, agent or advisor of, Borrower or any of its shareholders, subsidiaries, members or Affiliates, (ii) a director of any shareholder, subsidiary, member, or Affiliate of Borrower other than Borrower’s general partner or managing member, (iii) a customer of, or supplier to, Borrower or any of its shareholders, subsidiaries or Affiliates that derives more than 10% of its purchases or income from its activities with Borrower or any Affiliate of Borrower, (iv) a Person who Controls any such shareholder, supplier or customer, or (v) a member of the immediate family (including a grandchild or sibling) of any such shareholder/director/partner/member, officer, employee, supplier or customer or of any other director of Borrower’s general partner or managing member.

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Schedule 6

Lender’s Extension Option

If Borrower shall fail to repay the Loan at maturity, then Lender shall have the right, at Lender’s sole option and discretion, to extend the term of the Loan for an additional period of five years (the “Extension Term”) and require Borrower to make monthly payments to Lender of net operating income, as provided in this paragraph. If Lender elects to extend the Loan, Borrower shall pay all fees of Lender incurred in connection with such extension, including, but not limited to, attorneys’ fees and title insurance premiums. Borrower shall execute all documents reasonably requested by Lender to evidence and secure the Loan, as extended, and shall obtain and provide to Lender any title insurance policy or endorsement requested by Lender. Should Lender elect to so extend the term of the Loan, Lender shall (i) reset the interest rate borne by the then-existing principal balance of the Loan to a rate per annum equal to the greater of (A) the original interest rate set forth in the Note, or (B) Lender’s (or comparable lenders’, if Lender is no longer making such loans) then-prevailing interest rate for five year loans secured by properties similar to the Property, as determined by Lender in its sole discretion; (ii) re-amortize the then-existing principal balance of the Loan over the remaining portion of the original amortization period; (iii) have the right to require Borrower to enter into modifications of the non-economic terms of the Loan Documents as Lender may request (the “Non-Economic Modifications”); and (iv) notwithstanding any provision set forth in the Loan Documents to the contrary, have the right to require Borrower to make monthly payments into escrow for insurance premiums and real property taxes, assessments and similar governmental charges. During the Extension Term, in addition to making regularly scheduled payments of principal and interest, Borrower shall be required to make monthly payments to Lender in an amount equal to all net operating income attributable to the Property. Lender shall hold such net operating income as a three-month debt service reserve and apply all amounts exceeding such three-month debt service reserve toward payment of the Loan, without premium. During the Extension Term, Lender shall have the right to require Borrower to deliver such budgets and financial statements as are necessary to administer the foregoing provisions. During the Extension Term, the Loan shall be open to voluntary payment in full, but not in part, without premium.

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